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                                                                  EXECUTION COPY

                          AGREEMENT AND PLAN OF MERGER


     THIS AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of March 26, 1998, by and among Dover Downs Entertainment, Inc., a Delaware corporation ("Parent"), FOG Acquisition Corporation, a California corporation and a wholly owned subsidiary of Parent ("Sub"), and Grand Prix Association of Long Beach, Inc., a California corporation (the "Company").

                              W I T N E S S E T H:

     WHEREAS, each of Parent and the Company has concluded that a business combination between Parent and the Company represents a strategic combination of their complementary assets and operational and long term vision and is in the best interests of the shareholders of Parent and the shareholders of the Company, respectively, and, accordingly, Parent and the Company desire to effect a business combination by means of the merger of Sub with and into the Company (the "Merger");

     WHEREAS, the Boards of Directors of Parent, Sub and the Company have unanimously approved the Merger, upon the terms and subject to the conditions set forth herein;

     WHEREAS, for accounting purposes, it is intended that the Merger shall be accounted for as a purchase;

     WHEREAS, for federal income tax purposes, it is intended that the Merger shall qualify as a tax-free reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code");

     WHEREAS, prior to the execution and delivery of this Agreement, Parent entered into two agreements to purchase 680,000 shares of common stock, no par value, of the Company (the "Company Stock") from two shareholders of the Company and will purchase such shares of Company Stock on or about the date of this Agreement (such 680,000 shares referred to herein as the "Parent Owned Company Stock"); and

     WHEREAS, concurrently with the execution and delivery of this Agreement, Company and Parent have entered into a registration rights agreement providing Parent certain registration rights with respect to the Parent Owned Company Stock and any additional shares of Company Stock acquired by Parent; and

     WHEREAS, concurrently with the execution and delivery of this Agreement, Parent and certain

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existing shareholders of the Company (the "Supporting Company
Shareholders"), representing, together with the Parent Owned Company Stock, a majority of the voting power of the Company on a fully-diluted basis assuming the exercise of all outstanding warrants and vested options, are entering into agreements (the "Support Agreements") pursuant to which Parent shall be granted certain voting and option rights with respect to shares of Company Stock owned by such shareholders, upon the terms and subject to the conditions set forth therein; and

     WHEREAS, concurrently with the execution and delivery of this Agreement, Company and two existing shareholders of Parent, representing a majority of the voting power of Parent, are entering into an agreement pursuant to which Company shall be granted certain voting rights with respect to shares of Parent Class A Common Stock (as defined below) owned by such shareholders, upon the terms and subject to the conditions set forth therein;

     NOW, THEREFORE, in consideration of the foregoing premises and the mutual representations, warranties and agreements contained herein the parties hereto agree as follows:

                                   ARTICLE I

                                   THE MERGER

     Section 1.1 The Merger. Upon the terms and subject to the conditions hereof and the Agreement of Merger attached as Annex A (the "Agreement of Merger"), at the Effective Time (as defined in Section 1.2), Sub shall be merged with and into the Company and the separate existence of Sub shall thereupon cease, and the Company, as the corporation surviving the Merger (the "Surviving Corporation"), shall by virtue of the Merger continue its corporate existence under the laws of the State of California.

     Section 1.2 Effective Time of the Merger. As soon as practicable after the conditions to the Merger set forth in Article IX hereof shall have been satisfied or waived, the parties hereto shall execute the Agreement of Merger and shall cause the Merger to be consummated by filing such executed Agreement of Merger with the Secretary of State of the State of California, with an officer's certificate of each constituent corporation attached, in such form or forms as are required by, and executed in accordance with, the relevant provisions of the GCL (as hereinafter defined). The Merger shall become effective as of such filing. The date of such filing is sometimes referred to herein as the "Effective Time."

                                  ARTICLE II

                           THE SURVIVING CORPORATION

     Section 2.1 Articles of Incorporation. The Articles of Incorporation of the Company as in effect

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at the Effective Time shall be the Articles of Incorporation of the Surviving
Corporation, and thereafter may be amended in accordance with its terms and as provided by law and this Agreement.

     Section 2.2 By-laws. The By-laws of the Company as in effect at the Effective Time shall be the By-laws of the Surviving Corporation, and thereafter may be amended in accordance with their terms and as provided by law and this Agreement.

     Section 2.3 Board of Directors; Officers. The directors of Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation, and the officers of Sub immediately prior to the Effective Time shall be the officers of the Surviving Corporation, in each case until their respective successors are duly elected and qualified.

     Section 2.4 Effects of Merger. The Merger shall have the effects set forth in Section 1107 of the California Corporation Code (the "GCL").

                                  ARTICLE III

                             CONVERSION OF SHARES

     Section 3.1 Exchange Ratio. At the Effective Time, by virtue of the Merger and without any action on the part of Parent, the Company or any holder of any Company Stock:

     (a) All shares of Company Stock which are held by the Company or any subsidiary of the Company and any shares of Company Stock owned by Parent or any subsidiary of Parent shall be canceled without payment of any consideration therefor.

     (b) Subject to Section 3.4, each outstanding share of Company Stock (other than any shares to be cancelled pursuant to Section 3.1 (a)), shall be converted, subject to Section 3.5, into the right to receive .63 (the "Exchange Ratio") fully paid and non-assessable shares of the common stock, par value $.10 per share of Parent ("Parent Common Stock"). Each share of Parent Common Stock issued to holders of Company Stock in the Merger shall be issued together with one associated stock purchase right (a "Parent Right") in accordance with the Rights Agreement dated as of June 14, 1996, as amended, between Parent and ChaseMellon Shareholder Services, L.L.C. ("ChaseMellon"), as rights agent, or any successor rights agreement (the "Parent Rights Agreement"). References herein to the shares of Parent Common Stock issuable in the Merger shall be deemed to include the associated Parent Rights.

     (c) In the event of any dividend other than regular quarterly cash dividends on the Parent Common Stock which shall not differ materially from prior dividends (the "Parent Quarterly Dividend"), distributions, stock split, stock dividends, reclassification, subdivision, recapitalization, combination or exchange of shares or other similar transaction with respect to the Parent Common Stock or Company

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Stock after the date of this Agreement and prior to the Effective Time, the
Exchange Ratio (and, if appropriate, the number of Parent Rights) shall be appropriately adjusted.

     (d) In the event that the average of the closing sale prices of the Parent Common Stock for fifteen (15) consecutive business days next preceding the Effective Time, as reported on the New York Stock Exchange (the "NYSE"), (the "Average Closing Price"), is greater than $32.00 per share or less than $21.00 per share, the Exchange Ratio shall be adjusted as follows: (a) if the Average Price is greater than $32.00 per share, the Exchange Ratio shall equal $20.16 divided by the Average Closing Price, rounded to the nearest four decimal places; or (b) if the Average Price is less than $21.00 per share, the Exchange Ratio shall equal $13.23 divided by the Average Closing Price, rounded to the nearest four decimal places; and (c) provided that the Exchange Ratio shall not be greater than .6963 nor less than .5929.

     (e) Each issued and outstanding share of stock of Sub shall be converted into and become one validly issued, fully paid and non-assessable share of capital stock of the Surviving Corporation.

     Section 3.2 Parent to Make Certificates Available.

     (a) Prior to the Effective Time, Parent shall select an Exchange Agent, which may be ChaseMellon, Parent's Transfer Agent, or such other bank or trust company reasonably satisfactory to the Company, to act as Exchange Agent for the Merger (the "Exchange Agent"). As of the Effective Time, Parent shall deposit or cause to be deposited with the Exchange Agent, and each holder of Company Stock will be entitled to receive, upon surrender to the Exchange Agent of one or more certificates ("Certificates") representing shares of Company Stock for cancellation, certificates representing the number of shares of Parent Common Stock into which such shares are converted in the Merger and Parent shall deposit cash, from time to time as required, to make payments in consideration of fractional shares as provided in Section 3.4 (together with any dividends or distributions with respect thereto, the "Share Consideration"). The Exchange Agent shall, pursuant to irrevocable instruction, deliver the Share Consideration pursuant to Section 3.1. Except as contemplated by Section 3.2
(c), such Share Consideration shall not be used for any other purpose.

     (b) As promptly as practicable after the Effective Time, Parent shall cause the Exchange Agent to mail to each holder of a Certificate or Certificates (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent and shall be in customary form) and
(ii) instructions for use in effecting the surrender of the Certificates in exchange for the Share Consideration. Upon surrender to the Exchange Agent of a Certificate for cancellation, together with such letter of transmittal, duly executed and completed in accordance with the instructions thereto, and such other documents as may be reasonably required pursuant to such instructions, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate evidencing that number of whole shares of Parent Common Stock which such holder has the right to receive in respect of the Shares formerly

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evidenced by such Certificate (after taking into account all shares of Company
Stock then held by such holder), cash in lieu of any fractional shares of Parent Common Stock to which such holder is entitled pursuant to Section 3.4 and any dividends or other distributions to which such holder is entitled pursuant to
Section 3.3 and the Certificate so surrendered shall forthwith be cancelled. In the event of a transfer of ownership of shares of Company Stock that is not registered in the transfer records of the Company, a certificate evidencing the proper number of shares of Parent Common Stock, cash in lieu of any fractional shares of Parent Common Stock to which such holder is entitled pursuant to
Section 3.4 and any dividends or other distributions to which such holder is entitled pursuant to Section 3.3 may be issued to a transferee if the Certificate evidencing such shares of Company Stock is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section 3.3, each Certificate shall be deemed, subject to Section 3.5, at any time after the Effective Time to evidence only the right to receive upon such surrender the certificate evidencing shares of Parent Common Stock, cash in lieu of any fractional shares of Parent Common Stock to which such holder is entitled pursuant to Section 3.4, and any dividends or other distributions to which such holder is entitled pursuant to Section 3.3.

     (c) Any holder of shares of Company Stock who has not exchanged his Certificates for Parent Common Stock in accordance with subsection (a) of this
Section 3.2 within twelve months after the Effective Time shall have no further claim upon the Exchange Agent and shall thereafter look only to Parent and the Surviving Corporation for payment in respect of his shares of Company Stock. Until so surrendered, Certificates shall represent solely, subject to Section 3.5, the right to receive the Share Consideration.

     Section 3.3 Dividends; Stock Transfer Taxes. No dividends or other distributions that are declared or made on Parent Common Stock will be paid to persons entitled to receive certificates representing Parent Common Stock pursuant to this Agreement until such persons surrender their Certificates representing Company Stock. Upon such surrender, there shall be paid to the person in whose name the certificates representing such Parent Common Stock shall be issued (i) at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time and a payment date prior to surrender with respect to such whole shares of Parent Common Stock and which have not been paid, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to surrender and a payment date subsequent to surrender payable with respect to such whole shares of Parent Common Stock. In no event shall the person entitled to receive such dividends be entitled to receive interest on such dividends. In the event that any certificates representing shares of Parent Common Stock are to be issued in a name other than that in which the Certificates surrendered in exchange therefor are registered, it shall be a condition of such exchange that the Certificate or Certificates so surrendered shall be properly endorsed or be otherwise in proper form for transfer and that the person requesting such exchange shall pay to the Exchange Agent any transfer or other taxes required by reason of the issuance of certificates for such shares of Parent Common Stock in a name other than that of the

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registered holder of the Certificate or Certificates surrendered, or shall establish to the satisfaction of the Exchange Agent that such tax has been paid or is not applicable. Notwithstanding the foregoing, neither the Exchange Agent nor any party hereto shall be liable to a holder of shares of Company Stock for any shares of Parent Common Stock or dividends thereon properly delivered to a public official pursuant to any applicable abandoned property, escheat or similar laws. In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost. stolen or destroyed and, if required by the Surviving Corporation, the posting by such person of a bond in such reasonable amount as the Surviving Corporation may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the shares of Parent Common Stock and cash in lieu of fractional shares, and unpaid dividends and distributions on shares of Parent Common Stock as provided in this
Article 3, deliverable in respect thereof pursuant to this Agreement.

     Section 3.4 No Fractional Shares. No certificates or scrip representing fractional shares of Parent Common Stock shall be issued upon the surrender for exchange of Certificates pursuant to Section 3.1 (b). Notwithstanding any other provision of this Agreement, each holder of Company Stock exchanged pursuant to the Merger who would otherwise be entitled to receive a fraction of a share of Parent Common Stock (after taking into account all Certificates delivered by such holder) shall receive, in lieu thereof, cash from Parent in an amount equal to such fractional part of a share of Parent Common Stock multiplied by the Average Closing Price defined in Section 3.1 (d). As promptly as practicable after the determination of the amount of cash, if any, to be paid to holders of fractional share interests, the Exchange Agent shall so notify Parent, and Parent shall deposit such amount with the Exchange Agent and shall cause the Exchange Agent to forward payments to such holders of fractional share interests subject to and in accordance with the terms of Sections 3.2 (b) and (c).

     Section 3.5 Dissenting Shares.

     (a) Anything to the contrary in this Agreement notwithstanding, shares of Company Stock which are issued and outstanding immediately prior to the Effective Time and which are held by shareholders who have not voted such shares in favor of the Merger and who (i) shall be entitled to and shall have validly exercised rights of appraisal in the manner provided in the Sections 1300 through 1312 of the GCL (the "Dissenters' Rights Provisions") and (ii) as of the Effective Time, shall not have effectively withdrawn or lost such right to appraisal ("Dissenting Shares"), shall not be converted into or represent a right to receive Parent Common Stock pursuant to Section 3.1 hereof, but the holders thereof shall be entitled only to such rights as are granted by the Dissenters' Rights Provisions. Each holder of Dissenting Shares who becomes entitled to payment for such shares pursuant to the Dissenters' Rights Provisions shall receive payment therefor from the Company in accordance therewith; provided, however, that if (A) any such Dissenting Shares shall not become "dissenting shares" pursuant to Sections 1300 (b) of the GCL, (B) any such Dissenting Shares shall lose their status as "dissenting shares" pursuant to Section 1309 thereof, or (C) any holder of Dissenting Shares

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shall have lost his, her or its status as a "dissenting shareholder" pursuant to
Section 1309, then the right to appraisal with respect to such shares shall be lost and each such share shall thereupon be deemed to have been converted, as of the Effective Time, into and shall thereupon represent only the right to receive the consideration otherwise payable with respect to Company Stock converted at the Effective Time pursuant to Section 3.1 hereof. If appraisal rights with respect to the Merger are available, the Company shall provide to holders of Dissenting Shares the notice and other materials required by Section 1301 (a) of the GCL.

     (b) The Company shall give the Parent (i) prompt notice of any written demands for appraisal, withdrawals of demands for appraisal and any other instruments served pursuant to the Dissenters' Rights Provisions received by the Company, and (ii) the opportunity to direct all negotiations and proceedings with respect to demands for appraisal under the Dissenters' Rights Provisions. The Company shall not, except with the prior written consent of the Parent, voluntarily make any payment with respect to any demands for appraisal or offer to settle or settle any such demands.

     Section 3.6 Stock Options.

     (a) Each of the Company's stock option plans (the "Option Plans"), each of which is set forth in Section 3.6 of the disclosure schedule delivered by the Company to Parent in connection with this Agreement (the "Company Disclosure Schedule"), and each option to acquire shares of Company Stock outstanding immediately prior to the Effective Time thereunder, whether vested or unvested (each, an "Option" and collectively, the "Options"), shall be assumed by Parent at the Effective Time, and each such Option shall become an option, to purchase, on the same terms and condition as were applicable under the Option Plan and the underlying option agreements, a number of shares of Parent Common Stock (a "Substitute Option") equal to the number of shares of Company Stock subject to such Option multiplied by the Exchange Ratio (rounded up to the nearest whole share). The per share exercise price for each Substitute Option shall be the current exercise price per share of Company Stock divided by the Exchange Ratio (rounded up to the nearest full cent), and each Substitute Option otherwise shall be subject to all of the other terms and conditions of the original option to which it relates, provided, however, that in the case of any option to which
Section 421 of the Internal Revenue Code of 1986, as amended (the "Code") applies by reason of its qualification under Section 422 of the Code, the option price, the number of shares purchasable pursuant to such option and the terms and conditions of exercise of such option shall be determined in order to comply with Section 424 (a) of the Code. Parent acknowledges that the consummation of the Merger will constitute a "Terminating Event" (as defined in the Option Plans) or similar event with respect to the options listed on Section 3.6 of the Company Disclosure Schedule, and that the vesting of such options shall therefore become accelerated as a result of the Merger. Prior to the Effective Time, the Company shall take such additional actions as are necessary under applicable law and the applicable agreements and Option Plans to ensure that each outstanding Option shall, from and after the Effective Time, represent only the right to purchase, upon exercise, shares of Parent Common Stock.

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     (b) As soon as practicable after the Effective Time, Parent shall deliver to the holders of Company Options appropriate notices setting forth such holders' rights pursuant to the applicable Option Plans and the agreements pursuant to which such Options were issued and the agreements evidencing the grants of such Options shall continue in effect on the same terms and conditions as specified with respect to such Options as of the Effective Time in the applicable Option Plan governing such Option (subject to the adjustments and amendments required by this Section 3.6, and after giving effect to the Merger and the conversion set forth above). It is the intention of the parties that, subject to applicable law, each Option that qualified as an incentive stock option under Section 422 of the Code prior to the Effective Time shall continue to qualify as an incentive stock option of Parent after the Effective Time.

     (c) Parent shall take all corporate action necessary to reserve for issuance and have available for delivery a sufficient number of shares of Parent Common Stock to be delivered upon exercise, vesting or payments, as applicable, of the Options converted in accordance with this Section 3.6 or upon the exercise of the warrants set forth on Section 5.2 of the Company Disclosure Schedule (which obligation shall be assumed by Parent in accordance with the terms of the warrants). As soon as practicable after the Effective Time, Parent shall file a registration statement on Form S-8 (or any successor or other appropriate form) with respect to the delivery of such shares of Parent Common Stock, to the extent such registration statement is required under applicable law so as to permit resale of such shares, and the Parent shall use its reasonable best efforts to maintain the effectiveness of such registration statement or registration statements (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such benefits and grants remain payable and such Options remain outstanding.

     Section 3.7 Shareholders' Meetings. Each of Parent and the Company will take all action necessary in accordance with applicable law and its Certificate or Articles of Incorporation or charter, as the case may be, and By-laws to convene a meeting of its shareholders as promptly as practicable to consider and vote upon (i) in the case of Parent, the approval by the holders of a majority of the capital stock of Parent present and voting at the meeting on the issuance of the shares of Parent Common Stock contemplated by this Agreement and (ii) in the case of the Company, the approval by the holders of a majority of the shares of Company Stock outstanding and entitled to vote thereon of this Agreement and the transactions contemplated hereby. Parent shall take all action necessary to authorize and cause Sub to consummate the Merger. The Board of Directors of each of Parent and the Company shall recommend such approval and Parent and the Company shall each take all lawful action to solicit such approval; including, without limitation, timely and prompt mailing of the Proxy Statement/Prospectus (as defined in Section 8.2); provided, however, that such recommendation is subject to any action believed in good faith after consultation with independent counsel to be required by the fiduciary duties of the Board of Directors of the Company under applicable law and any such action shall not constitute a breach of this Agreement. Parent and the Company shall coordinate and cooperate with respect to the timing of such meetings and shall use their best efforts to hold such meetings on the same day.

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     Section 3.8 Closing of the Company's Transfer Books. At the Effective
Time, the stock transfer books of the Company shall be closed and no registration of transfer of shares of Company Stock shall be made thereafter. In the event that Certificates are presented to the Surviving Corporation after the Effective Time, they shall be canceled and exchanged for Parent Common Stock and/or cash as provided in Sections 3.1(b) and 3.4 and any dividends or other distributions to which the holders are entitled pursuant to Section 3.3.

      Section 3.9 Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the Wilmington, Delaware offices of Parent, at 9:00 a.m. local time on the day which is not more than one business day after the day on which the last of the conditions set forth in
Article IX (other than those that can only be fulfilled at the Effective Time) is fulfilled or waived or at such other time and place as Parent and the Company shall agree in writing.

      Section 3.10 Transfer Taxes. Parent and the Company shall cooperate in the preparation, execution and filing of all returns, applications or other documents regarding any real property transfer, stamp, recording, documentary or other taxes and any other fees and similar taxes which become payable in connection with the Merger other than transfer or stamp taxes payable in respect of transfers pursuant to the fourth sentence of Section 3.3 (collectively, "Transfer Taxes"). From and after the Effective Time, Parent shall pay or cause to be paid, without deduction or withholding from any amounts payable to the holders of Company Stock, all Transfer Taxes.

                                  ARTICLE IV

                   REPRESENTATIONS AND WARRANTIES OF PARENT

     Parent represents and warrants to the Company as follows (such representations and warranties (as well as other provisions of this Agreement) are qualified by the matters identified (with reference to the appropriate Section and, if applicable, subsection being qualified) on a disclosure schedule (the "Parent Disclosure Schedule") delivered by Parent to the Company prior to execution of this Agreement):

     Section 4.1 Organization and Qualification. Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power to carry on its business as it is now being conducted or currently proposed to be conducted except where the failure to be so organized or to be so organized or to have such power would not have a Parent Material Adverse Effect. Parent is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities make such qualification necessary, except where the failure to be so qualified will not, alone or in the aggregate, have a Parent Material Adverse Effect. None of Parent or Sub is in violation of any of the provisions of its Certificate or Articles of Incorporation or By-laws.

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     For the purposes of this Agreement, a "Parent Material Adverse Effect"
means any material adverse effect on the business, properties, assets, condition (financial or otherwise), liabilities or results of operations of Parent and its subsidiaries taken as a whole, other than any effects arising out of, resulting from or relating to changes in general economic or financial conditions or generally affecting the motorsports industry. Complete and correct copies as of the date hereof of the Certificate of Incorporation and By-laws of Parent and Sub have been delivered to the Company as part of the Parent Disclosure Schedule.

      Section 4.2 Capitalization. The authorized capital stock of Parent consists of 35,000,000 shares of Parent Common Stock, 30,000,000 shares of Class A Common Stock, par value $.10 per share (the "Parent Class A Common Stock"), and 1,000,000 shares of Preferred Stock, par value $.10 per share (the "Parent Preferred Stock"). As of January 31, 1998, 2,998,950 shares of Parent Common Stock and 12,249,380 shares of Parent Class A Common Stock were validly issued and outstanding, fully paid, and non-assessable and no shares of Parent Preferred Stock were issued and outstanding, 750,000 shares of Parent Common Stock, 337,500 shares of Parent Class A Common Stock and no shares of Preferred Stock are reserved for future issuance and there have been no changes in such numbers through the date of this Agreement. As of the date of this Agreement, there are no bonds, debentures, notes or other indebtedness issued or outstanding having the right to vote on any matters on which Parent's shareholders may vote. As of the date of this Agreement, except for options issued under Parent's stock option plans disclosed under Section 4.8 as employee benefit plans, there are no options, warrants, calls, convertible securities or other rights, agreements or commitments presently outstanding obligating Parent to issue, deliver or sell shares of its capital stock or debt securities, or obligating Parent to grant, extend or enter into any such option, warrant, call or other such right, agreement or commitment, and, except for exercises thereof, there have been no changes in such numbers through the date of this Agreement. All of the shares of Parent Common Stock issuable in accordance with this Agreement in exchange for Company Stock at the Effective Time in accordance with this Agreement will be, when so issued, (i) duly authorized, validly issued, fully paid, non-assessable and free of preemptive rights and shall be delivered free and clear of all liens, claims, charges and encumbrances of any kind or nature whatsoever and (ii) registered under the Securities Act and the Exchange Act.

      Section 4.3 Subsidiaries. Each subsidiary of Parent is a corporation, partnership or other entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization (except where the failure to be validly existing and in good standing would not have a Parent Material Adverse Effect) and has the corporate or similar power to carry on its business as it is now being conducted or currently proposed to be conducted. Each subsidiary of Parent is duly qualified to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary except where the failure to be so qualified, when taken together with all such failures, has not had, and would not reasonably be expected to have, a Parent Material Adverse Effect. Section 4.3 of the Parent Disclosure Schedule contains, with respect to each subsidiary of Parent, its name and jurisdiction of organization.

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Each subsidiary is wholly owned by Parent. All the outstanding shares of capital stock or share capital of each subsidiary of Parent are validly issued, fully paid and non-assessable, and are owned by Parent free and clear of any liens, claims or encumbrances except any of the foregoing which would not reasonably be expected to have a Parent Material Adverse Effect. There are no existing options, warrants, calls, convertible securities or other rights, agreements or commitments of any character relating to the issued or unissued capital stock or other securities of any of the subsidiaries of Parent. Parent does not directly or indirectly own any interest in any other corporation, partnership, joint venture or other business association or entity or have any obligation, commitment or undertaking to acquire any such interest.

     Section 4.4 Authority Relative to this Agreement. Parent has the corporate power to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by Parent's Board of Directors. The shares of Parent Common Stock to be issued pursuant to the Merger and the other transactions contemplated hereby have been reserved for issuance by Parent by all necessary corporate action. This Agreement constitutes a valid and binding obligation of Parent enforceable in accordance with its terms except as enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally and except that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any proceeding therefor may be brought. Except for the approval of the issuance of the Parent Common Stock contemplated by this Agreement by the holders of the Parent Common Stock as described in Section 3.7, and the filing and recordation of appropriate merger documents as required by the GCL, no other corporate proceedings on the part of Parent are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. Parent is not subject to or obligated under
(i) any charter, by-law, indenture or other loan or credit document provision or
(ii) any other contract, license, franchise, permit, order, decree, concession, lease, instrument, judgment, statute, law, ordinance, rule or regulation applicable to Parent or any of its subsidiaries or their respective properties or assets, which would be breached or violated, or under which there would be a default (with or without notice or lapse of time, or both), or under which there would arise a right of termination, cancellation, modification or acceleration of any obligation, or any right to payment or compensation, or the loss of a material benefit, by its executing and carrying out this Agreement except for such breaches, violations, defaults or arising of such rights which would not reasonably be expected to have a Parent Material Adverse Effect. Except as required by the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), the Securities Act of 1933, as amended (the "Securities Act"), the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the corporation, securities or blue sky laws or regulations of the various states, and except for the filing and recordation of appropriate merger documents as required by the GCL, no filing or registration with, or authorization, consent or approval of, any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign (each, a "Governmental Entity"), is necessary for the consummation by Parent or Sub of the Merger or the other transactions contemplated by this Agreement, other than filings, registrations, authorizations, consents or approvals the failure to make or obtain which has not had, and would not reasonably be expected to have, a Parent Material Adverse Effect or prevent the consummation of the transactions contemplated hereby.

     Section 4.5 Reports and Financial Statements. Parent has previously furnished the Company with true and complete copies of its (i) Registration Statement No. 333-8147 on Form S-1 effective October 3, 1996, as filed with the Securities and Exchange Commission (the "Commission"), (ii) Annual Report on Form 10-K for the fiscal year ended June 30, 1997, as filed with the Commission,
(iii) Quarterly Report on Form 10-Q for the quarter ended December 31,1997, as filed with the Commission, (iv) proxy statements related to all meetings of its shareholders (whether annual or special) since October 4, 1996, and (v) all other reports or registration statements filed by Parent with the Commission since October 4, 1996, except for preliminary material, which are all the documents that Parent was required to file with the Commission since that date (the documents in clauses (i) through (v) being referred to herein collectively as the "Parent SEC Reports"). As of their respective dates, the Parent SEC Reports complied as to form in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the Commission thereunder applicable to such Parent SEC Reports. As of their respective dates, the Parent SEC Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited consolidated financial statements and unaudited interim financial statements of Parent included in the Parent SEC Reports comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the Commission with respect thereto (except as may be indicated thereon or in the notes thereto). The financial statements included in the Parent SEC Reports: have been prepared in accordance with generally accepted accounting principles in effect as of such time applied on a consistent basis (except as may be indicated therein or in the notes thereto); present fairly, in all material respects, the financial position of Parent and its subsidiaries as at the dates thereof and the results of their operations and cash flows for the periods then ended subject, in the case of the unaudited interim financial statements, to normal year-end adjustments, any other adjustments described therein and the fact that certain information and notes have been condensed or omitted in accordance with the Exchange Act and the rules promulgated thereunder, and are in all material respects in accordance with the books of account and records of Parent and its subsidiaries. As of December 31, 1997, there was no basis for any claim or liability of any nature against Parent or its subsidiaries, whether absolute, accrued, contingent or otherwise that would be required to be reflected on, or reserved against on a balance sheet of Parent, or in the notes thereto, prepared in accordance with the published rules and regulations of the Commission and generally accepted accounting principles, which, alone or in the aggregate, has had, or would reasonably be expected to have, a Parent Material Adverse Effect, other than as reflected in the Parent SEC Reports.

     Section 4.6 Absence of Certain Changes or Events. Except as disclosed in the Parent SEC Reports filed prior to the date of this Agreement, since December 31, 1997, Parent and its subsidiaries have operated their respective businesses in the ordinary course of business consistent with past practice and there has not been (i) any transaction, commitment, dispute or other event or condition (financial or otherwise) of any character (whether or not in the ordinary course of business) which, alone or in the aggregate, has had, or would reasonably be expected to have, a Parent Material Adverse Effect; (ii) any damage, destruction or loss, whether or not covered by insurance, which has had, or would reasonably be expected to have, a Parent Material Adverse Effect; (iii) any declaration, setting aside or payment of any dividend or distribution (whether in cash, stock, property or otherwise) with respect to the capital stock of the Company or any of its subsidiaries (other than dividends or distributions between Parent and its wholly owned subsidiaries and other than the Parent Quarterly Dividend); (iv) any material change in Parent's accounting principles, practices or methods; (v) any repurchase or redemption with respect to its capital stock; (vi) any stock split, combination or reclassification of any of Parent's capital stock or the issuance or authorization of any issuance of any other securities in respect of, in lieu of or in substitution for, shares of Parent's capital stock; (vii) any grant of or any amendment of the terms of any option to purchase shares of capital stock of Parent other than pursuant to the stock option plans of Parent; or (viii) any agreement (whether or not in writing), arrangement or understanding to do any of the foregoing.

     Section 4.7 Litigation. Except as disclosed in the Parent SEC Reports filed prior to the date of this Agreement, there is no suit, action or proceeding pending or, to the knowledge of Parent, threatened against Parent or any of its subsidiaries which, alone or in the aggregate, has had or would reasonably be expected to have, a Parent Material Adverse Effect, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against Parent or any of its subsidiaries which, alone or in the aggregate, has had, or would reasonably be expected to have, any such Parent Material Adverse Effect.

     Section 4.8 Employee Benefit Plans. (a) All "employee benefit plans," as defined in Section 3(3) of ERISA, and all other material employee benefit or compensation arrangements maintained by Parent, any subsidiary of Parent or any Parent ERISA Affiliate (as defined below) or to which Parent, any subsidiary of Parent or any Parent ERISA Affiliate is obligated to contribute thereunder for current or former directors, employees, independent contractors, consultants and leased employees of Parent, any subsidiary of Parent or any Parent ERISA Affiliate are referred to herein as the "Parent Employee Benefit Plans".

    (b) None of the Parent Employee Benefit Plans is a "multi employer plan", as defined in Section 4001 (a) (3) of ERISA (a "Multi employer Plan"), and neither Parent nor any Parent ERISA Affiliate presently maintains or has maintained such a plan.

    (c) Parent does not maintain or contribute to any plan or arrangement which provides or has any liability to provide life insurance or medical or other employee welfare benefits to any employee or former employee upon his retirement or termination of employment, and Parent has never represented, promised or contracted (whether in oral or written form) to any employee or former employee that such benefits would be provided.

     (d) The execution of, and performance of the transactions contemplated in, this Agreement will not, either alone or upon the occurrence of subsequent events, result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any employee.

     (e) Each Parent Employee Benefit Plan that is intended to qualify under
Section 401 of the Code, and each trust maintained pursuant thereto, has been determined to be exempt from federal income taxation under Section 501 of the Code by the Internal Revenue Service (the "IRS"), and, to Parent's knowledge, nothing has occurred with respect to the operation or organization of any such Parent Employee Benefit Plan that would cause the loss of such qualification or exemption or the imposition of any material liability, penalty or tax under ERISA or the Code. With respect to any Parent Employee Benefit Plan or other employee benefit plan which is a "defined benefit plan" within the meaning of
Section 3(35) of ERISA, (i) Parent has not incurred and is not reasonably likely to incur any liability under Title IV of ERISA (other than for the payment of premiums, all of which have been paid when due), (ii) Parent has not incurred any accumulated funding deficiency within the meaning of Section 412 of the Code and has not applied for or obtained a waiver of any minimum funding standard or an extension of any amortization period under Section 412 of the Code, (iii) no "reportable event" (as such term is defined in Section 4043 of ERISA but excluding any event for which the provision for 30-day notice to the Pension Benefit Guaranty Corporation has been waived by regulation) has occurred or is expected to occur and (iv) since December 31, 1996, no material adverse change in the financial condition of any such plan has occurred.

     (f) (i) All contributions (including all employer contributions and employee salary reduction contributions) required to have been made under any of the Parent Employee Benefit Plans to any funds or trusts established thereunder or in connection therewith have been made by the due date thereof, (ii) Parent has complied in all material respects with any notice, reporting and documentation requirements of ERISA and the Code, (iii) there are no pending actions, claims or lawsuits which have been asserted, instituted or, to Parent's knowledge, threatened, in connection with the Parent Employee Benefit Plans, and
(iv) the Parent Employee Benefit Plans have been maintained, in all material respects, in accordance with their terms and with all provisions of ERISA and the Code (including rules and regulations thereunder) and other applicable federal and state laws and regulations.

     For purposes of this Agreement, "Parent ERISA Affiliate" means any business or entity which is a member of the same "controlled group of corporations," under "common control" or an "affiliated service group" with Parent within the meanings of Sections 414 (b), (c) or (m) of the Code, or required to be aggregated with Parent under Section 414(o) of the Code, or is under "common control" with Parent, within the meaning of Section 4001 (a) (14) of ERISA, or any regulations promulgated or proposed under any of the foregoing Sections.

      Section 4.9 Financial Advisor. Parent has received the opinion of Gerard Klauer Mattison & Co., Inc. ("Gerard Klauer") to the effect that the consideration paid in connection with the Merger and the consideration paid for the Parent Owned Company Stock is fair from a financial point of view to the holders of Parent Common Stock. Except for Gerard Klauer, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Merger or the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent.

      Section 4.10 Compliance with Applicable Laws. Parent and each of its subsidiaries holds all permits, licenses, variances, exemptions, orders and approvals of all Governmental Entities necessary or appropriate for the operation of its respective business, except for such permits, licenses, variances, exemptions, orders and approvals the failure to hold which, alone or in the aggregate, has not had, and would not reasonably be expected to have, a Parent Material Adverse Effect (the "Parent Permits"). Parent and each of its subsidiaries is in compliance with the terms of the Parent Permits, except for any failure to comply which, alone or in the aggregate, has not had, and would not reasonably be expected to have, a Parent Material Adverse Effect. Except as disclosed in the Parent SEC Reports filed prior to the date of this Agreement, the businesses of Parent and its subsidiaries are not being conducted in violation of any law, ordinance or regulation of any Governmental Entity, except for possible violations which, alone or in the aggregate, have not had, and would not reasonably be expected to have, a Parent Material Adverse Effect. To the actual knowledge of the executive officers of Parent, during the past five years, none of Parent's or any of its subsidiaries' officers, employees or agents, nor any other person acting on behalf of any of them or Parent or any of its subsidiaries, has, directly or indirectly, given or agreed to give any gift or similar benefit to any customer, supplier, governmental employee or other person in violation of any law, ordinance or regulation of any Governmental Entity, including without limitation, the Foreign Corrupt Practices Act which violation would reasonably be expected to have a Parent Material Adverse Effect.

      Section 4.11 Taxes. For the purposes of this Agreement, the term "Tax" shall include all Federal, state, local, Indian and foreign income, profits, franchise, gross receipts, production, severance, payroll, sales, employment, use, property, withholding, excise and other taxes, duties and assessments of any nature whatsoever together with all interest, penalties and additions imposed with respect to such amounts. Each of Parent and its subsidiaries has filed all material Tax returns required to be filed by any of them and has paid (or Parent has paid on its behalf), or has set up an adequate reserve for the payment of, all Taxes required to be paid in respect of the periods covered by such returns. The information contained in such Tax returns is true, complete and accurate in all material respects. Neither Parent nor any subsidiary of Parent is delinquent in the payment of any material Tax, assessment or governmental charge, except where such delinquency has not had, or would not reasonably be expected to have, a Parent Material Adverse Effect. No material deficiencies for any taxes have been proposed, asserted or assessed against Parent or any of its subsidiaries that have not been finally settled or paid in full, and no requests for waivers of the time to assess any such Tax are pending.

      Section 4.12 Certain Agreements. Neither Parent nor any of its subsidiaries is in default (or would be in default with notice or lapse of time, or both) under any indenture, note, credit agreement, loan document, lease, license, sponsorship, sanction, concession or other agreement, whether or not such default has been waived, which default, alone or in the aggregate with other such defaults, has had, or would reasonably be expected to have, a Parent Material Adverse Effect.

      Section 4.13 Tax Matters. To the actual knowledge of the executive officers of Parent, Parent has not taken any action which would prevent the Merger from constituting a reorganization within the meaning of Section 368(a) of the Code.

      Section 4.14 Parent Action. The Board of Directors of Parent (at a meeting duly called and held) has by the requisite vote of all directors present (a) determined that the Merger is advisable and fair to and in the best interests of Parent and its shareholders, (b) approved the Merger and the transactions contemplated by this Agreement in accordance with the provisions of the Delaware General Corporation Law, and (c) recommended the approval of this Agreement and the Merger by the holders of Parent capital stock and directed that the Merger be submitted for consideration by Parent's shareholders at the meeting of shareholders contemplated by Section 3.7.

      Section 4.15 Environmental Matters.

          (i) To the knowledge of Parent, neither Parent nor any of its subsidiaries (a) has transported, stored, received, treated or disposed of, nor have they arranged for any third parties to transport, receive, store, treat or dispose of, waste to or at (1) any location other than a site where the receipt of such waste for such purposes was not at the time of such receipt unlawful or
(2) any location designated for remedial action pursuant to the United States Comprehensive Environmental Response, Compensation and Liability Act, as from time to time amended, or any similar law assigning responsibility for the cost of investigating or remediating releases of hazardous substances into the environment, except to the extent such Parent action with respect to waste would not have a Parent Material Adverse Effect; (b) has received written notice that any location to which such waste has been transported, stored or disposed of has been designated for remedial action pursuant to any applicable law relating to responsibility for the cost of investigating or remediating releases of hazardous substances into the environment; (c) has received written notice that it is in material violation of any environmental law, that it is materially liable for the release of any hazardous substances on or off of its property, or that it is a potentially responsible party for a federal, state or local clean-up site or for corrective action under any environmental law.

          (ii) Parent has made available to Company all environmental audits, evaluations and assessments in its possession which concern any of its operations or properties, a complete listing of which is set forth on Section
4.15 to the Parent Disclosure Schedule.

      Section 4.16 Insurance. Parent maintains insurance coverage with reputable insurers in such amounts and covering such risks as are in accordance with normal industry practice for companies engaged in businesses similar to that of Parent (taking into account the cost and availability of such insurance), except where the foregoing would not have a Parent Material Adverse Effect.

                                   ARTICLE V

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company represents and warrants to Parent and Sub as follows (such representations and warranties (as well as other provisions of this Agreement) are qualified by the matters identified (with references to the appropriate Section and, if applicable, subsection being qualified) on a disclosure schedule (the "Company Disclosure Schedule") delivered by the Company to Parent prior to execution of this Agreement):

     Section 5.1 Organization and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of California and has the corporate power to carry on its business as it is now being conducted or currently proposed to be conducted except where the failure to be so organized or to be so organized or to have such power would not have a Company Material Adverse Effect.. The Company is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary, except where the failure to be so qualified will not, alone or in the aggregate, have a Company Material Adverse Effect. Company is not in violation of any of the provisions of its Articles of Incorporation or By-laws.

     For the purposes of this Agreement, a "Company Material Adverse Effect" means a material adverse effect on the business, properties, assets, condition (financial or otherwise), liabilities or results of operations of the Company and its subsidiaries taken as a whole, other than (i) any effects arising out of, resulting from or relating to changes in general economic or financial conditions or generally affecting the motorsports industry or (ii) the filing, initiation and subsequent prosecution by or on behalf of the shareholders of the Company of litigation that challenges or seeks damages with respect to the transactions contemplated hereby (except as contemplated by Section 10.2 (d)). Complete and correct copies as of the date hereof of the charter and By-laws of the Company have been delivered to Parent as part of the Company Disclosure Schedule.

     Section 5.2 Capitalization. The authorized stock of the Company consists of 20,000,000 shares of Company Stock and 10,000,000 shares of Preferred Stock, no par value (the "Company Preferred Stock"). As of January 31, 1998, 4,665,236 shares of Company Stock were validly issued and outstanding, fully paid and nonassessable, and no shares of Company Preferred Stock were issued and outstanding, 400,000 shares of Company Stock are reserved for future issuance, and there have been no changes in such numbers of shares through the date of this Agreement. Section 5.8 to the Company Disclosure Schedule sets forth by employee the total number of shares of Company Stock issuable pursuant to the Company's stock option plans, including detail with respect to date of grant, exercise price, vesting schedule and options exercised to date. As of the date of this Agreement, there are no bonds. debentures, notes or other indebtedness issued or outstanding having the right to vote on any matters on which the Company's shareholders may vote. As of the date of this Agreement, except for options issued under the Company's stock option plans disclosed under Section 5.8 as employee benefit plans and except for the outstanding warrants set forth on Section 5.2 to the Company Disclosure Schedule, there are no options, warrants, calls, convertible securities or other rights, agreements or commitments presently outstanding obligating the Company to issue, deliver or sell shares of its stock or debt securities, or obligating the Company to grant, extend or enter into any such option, warrant, call or other such right, agreement or commitment, and, except for exercises thereof, there have been no changes in such numbers through the date of this Agreement. After the Effective Time, the Surviving Corporation will have no obligation to issue, transfer or sell any shares of stock of the Company or the Surviving Corporation (as opposed to shares of Parent Common Stock) pursuant to any Company Employee Benefit Plan (as defined in Section 5.8).

      Section 5.3 Subsidiaries. Each subsidiary of the Company is a corporation, partnership or other entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization (except where the failure to be validly existing and in good standing would not have a Company Material Adverse Effect) and has the corporate or similar power to carry on its business as it is now being conducted or currently proposed to be conducted. Each subsidiary of the Company is duly qualified to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary except where the failure to be so qualified, when taken together with all such failures, has not had, and would not have, a Company Material Adverse Effect. Section 5.3 of the Company Disclosure Schedule contains, with respect to each subsidiary of the Company, its name and jurisdiction of organization and, with respect to each subsidiary that is not wholly owned, the number of issued and outstanding shares of capital stock or share capital and the number of shares of capital stock or share capital owned by the Company or a subsidiary. All the outstanding shares of capital stock or share capital of each subsidiary of the Company are validly issued, fully paid and nonassessable, and those owned by the Company or by a subsidiary of the Company are owned free and clear of any liens, claims or encumbrances except any of the foregoing which would not reasonably be expected to have a Company Material Adverse Effect. There are no existing options, warrants, calls. convertible securities or other rights, agreements or commitments of any character relating to the issued or unissued capital stock or other securities of any of the subsidiaries of the Company. Except as set forth in the Company's Annual Report on Form 10-KSB for the fiscal year ended November 30, 1997, the Company does not directly or indirectly own any interest in any other corporation, partnership, joint venture or other business association or entity or have any obligation, commitment or undertaking to acquire any such interest.

      Section 5.4 Authority Relative to this Agreement. The Company has the corporate power to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by the Company's Board of Directors. This Agreement constitutes a valid and binding obligation of the

Company enforceable in accordance with its terms except as enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors rights generally and except that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any proceeding therefor may be brought. Except for the approval of this Agreement and the transactions contemplated hereby by the holders of a majority of the shares of Company Stock outstanding and entitled to vote thereon as described in Section 3.7, and the filing and recordation of appropriate merger documents as required by the GCL, no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or consummate transactions contemplated hereby. The Company is not subject to or obligated under (i) any charter, by-law, indenture or other loan or credit document provision or (ii) any other contract, license, franchise, permit, order, decree, concession, lease, instrument, judgment, statute, law, ordinance, rule or regulation applicable to the Company or any of its subsidiaries or their respective properties or assets which would be breached or violated, or under which there would be a default (with or without notice or lapse of time, or both), or under which there would arise a right of termination, cancellation, modification or acceleration of any obligation, or any right to payment or compensation, or the loss of a material benefit, by its executing and carrying out this Agreement except for such breaches, violations, defaults or arising of such rights which would not reasonably be expected to have a Company Material Adverse Effect. Except as required by the HSR Act, the Securities Act, the Exchange Act, and the corporation, securities or blue sky laws or regulations of the various states, and except for the filing and recordation of appropriate merger documents as required by the GCL, no filing or registration with, or authorization, consent or approval of, any Governmental Entity is necessary for the consummation by the Company of the Merger or the other transactions contemplated by this Agreement, other than filings, registrations, authorizations, consents or approvals the failure to make or obtain which has not had, and would not reasonably be expected to have, a Company Material Adverse Effect or prevent the consummation of the transactions contemplated hereby.

      Section 5.5 Reports and Financial Statements. The Company has previously furnished Parent with true and complete copies of its (i) Registration Statement No. 333-4834LA on Form SB2 effective June 25, 1996 as filed with the Commission,
(ii) Annual Reports on Form 10-KSB for the fiscal periods ended June 30, 1996, November 30, 1996 and November 30, 1997 as filed with the Commission, (iii) proxy statements related to all meetings of its shareholders (whether annual or special) since June 26, 1996 and (v) all other reports or registration statements filed by the Company with the Commission since June 26, 1996, except for preliminary material, which are all the documents that the Company was required to file with the Commission since that date (the documents in clauses
(i) through (v) being referred to herein collectively as the "Company SEC Reports"). As of their respective dates, the Company SEC Reports complied as to form in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the Commission thereunder applicable to such Company SEC Reports. As of their respective dates, the Company SEC Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited consolidated financial statements and unaudited interim financial statements of the Company included in the Company SEC Reports comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the Commission with respect thereto (except as may be indicated thereon or in the notes thereto). The financial statements included in the Company SEC
Reports: have been prepared in accordance with generally accepted accounting principles in effect as of such time applied on a consistent basis (except as may be indicated therein or in the notes thereto); present fairly, in all material respects, the financial position of the Company and its subsidiaries, as at the dates thereof and the results of their operations and cash flows for the periods then ended subject, in the case of the unaudited interim financial statements, to normal year-end adjustments and any other adjustments described therein and the fact that certain information and notes have been condensed or omitted in accordance with the Exchange Act and the rules promulgated thereunder; and are in all material respects in accordance with the books of account and records of the Company and its subsidiaries. As of November 30, 1997, there was no basis for any claim or liability of any nature against the Company or any of its subsidiaries, whether absolute, accrued, contingent or otherwise that would be required to be reflected on, or reserved against on a balance sheet of Parent, or in the notes thereto, prepared in accordance with the published rules and regulations of the Commission and generally accepted accounting principles, which, alone or in the aggregate, has had or would reasonably be expected to have, a Company Material Adverse Effect, other than as reflected in the Company SEC Reports.

      Section 5.6 Absence of Certain Changes or events. Except as disclosed in the Company SEC Reports filed prior to the date of this Agreement or contemplated by this Agreement, since November 30, 1997, the Company and its subsidiaries have operated their respective businesses in the ordinary course of business consistent with past practice and there has not been (i) any transaction, commitment, dispute or other event or condition (financial or otherwise) of any character (whether or not in the ordinary course of business) which, alone or in the aggregate, has had or would reasonably be expected to have, a Company Material Adverse Effect; (ii) any damage, destruction or loss, whether or not covered by insurance, which has had, or would reasonably be expected to have, a Company Material Adverse Effect; (iii) any declaration, setting aside or payment of any dividend or distribution (whether in cash, stock or property) with respect to the stock of the Company or any of its subsidiaries (other than dividends or distributions between the Company and its wholly owned subsidiaries; (iv) any material change in the Company's accounting principles, practices or methods; (v) any repurchase or redemption with respect to its stock; (vi) any stock split, combination or reclassification of any of the Company's stock or the issuance or authorization of any issuance of any other securities in respect of, in lieu of or in substitution for, shares of the Company's stock; (vii) any grant of or any amendment of the terms of any option to purchase shares of stock of the Company other than pursuant to the Option Plans; (viii) any granting by the Company or any of its subsidiaries to any director, officer or employee of the Company or any of its subsidiaries of (A) any increase in compensation (other than in the case of employees in the ordinary course of business consistent with past practice), (B) any increase in severance or termination pay, or (C) acceleration of compensation or benefits;
(ix) any entry by the Company or any of its subsidiaries into any employment, severance, bonus or termination agreement with any director, officer or employee of the Company or any of its subsidiaries; or (x) any agreement (whether or not in writing), arrangement or understanding to do any of the foregoing.

      Section 5.7 Litigation. Except as disclosed in the Company SEC Reports filed prior to the date of this Agreement, there is no suit, action or proceeding pending or, to the knowledge of the Company, threatened against the Company or any of its subsidiaries which, alone or in the aggregate, has had or would reasonably be expected to have, a Company Material Adverse Effect, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against the Company or any of its subsidiaries which, alone or in the aggregate, has had, or would reasonably be expected to have, any such Company Material Adverse Effect. Section 5.7 of the Company Disclosure Schedule hereto sets forth a complete listing and brief description of all suits, actions or proceedings pending or, to the knowledge of the Company, threatened against the Company or any of its subsidiaries, where the amount in controversy exceeds $25,000.

      Section 5.8 Employee Benefit Plans. (a) Section 5.8 of the Company Disclosure Schedule hereto sets forth a list of all "employee benefit plans," as defined in Section 3(3) of ERISA, and all other material employee benefit or compensation arrangements or payroll practices, including, without limitation, any such arrangements or payroll practices providing severance pay, sick leave, vacation pay, salary continuation for disability, retirement benefits, deferred compensation, bonus pay, incentive pay, stock options (including those held by Directors, employees, and consultants), hospitalization insurance, medical insurance, life insurance, scholarships or tuition reimbursements, that are maintained by the Company, any subsidiary of the Company or any Company ERISA Affiliate (as defined below) or to which the Company, any subsidiary of the Company or any Company ERISA Affiliate is obligated to contribute thereunder for current or former directors, employees, independent contractors, consultants and leased employees of the Company, any subsidiary of the Company or any Company ERISA Affiliate (the "Company Employee Benefit Plans").

     (b) None of the Company Employee Benefit Plans is a "multi employer plan", as defined in Section 4001 (a) (3) of ERISA (a "Multi employer Plan"), and neither the Company nor any Company ERISA Affiliate presently maintains or has maintained such a plan.

     (c) The Company does not maintain or contribute to any plan or arrangement which provides or has any liability to provide life insurance or medical or other employee welfare benefits to any employee or former employee upon his retirement or termination of employment, and the Company has never represented, promised or contracted (whether in oral or written form) to any employee or former employee that such benefits would be provided.

     (d) The execution of, and performance of the transactions contemplated in, this Agreement will not, either alone or upon the occurrence of subsequent events, result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any employee. The only severance agreements or severance policies applicable to the Company or its subsidiaries in the event of a change of control of the Company are the agreements and policies specifically referred to in Section 5.8 of the Company Disclosure Schedule. The Board of Directors of the Company has determined that the transactions contemplated hereby do not constitute a change of control for purposes of any such agreement, plan, policy or stock option plan or program to the extent the Company or its Board has discretion to make such determination under such agreement, plan or policy and such Board shall not change such determination, provided that the foregoing shall not apply to the accelerated vesting of any stock options.

     (e) Each Company Employee Benefit Plan that is intended to qualify under
Section 401 of the Code. and each trust maintained pursuant thereto, has been determined to be exempt from federal income taxation under Section 501 of the Code by the IRS, and, to the Company's knowledge, nothing has occurred with respect to the operation or organization of any such Company Employee Benefit Plan that would cause the loss of such qualification or exemption or the imposition of any material liability, penalty or tax under ERISA or the Code. With respect to any Company Employee Benefit Plan or other employee benefit plan which is a "defined benefit plan" within the meaning of Section 3 (35) of ERISA,
(i) the Company has not incurred and is not reasonably likely to incur any liability under Title IV of ERISA (other than for the payment of premiums, all of which have been paid when due), (ii) the Company has not incurred any accumulated funding deficiency within the meaning of Section 412 of the Code and has not applied for or obtained a waiver of any minimum funding standard or an extension of any amortization period under Section 412 of the Code, (iii) no "reportable event" (as such term is defined in Section 4043 of ERISA but excluding any event for which the provision for 30-day notice to the Pension Benefit Guaranty Corporation has been waived by regulation) has occurred or is expected to occur and (iv) since December 31, 1996, no material adverse change in the financial condition of any such plan has occurred.

     (f) (i) All contributions (including all employer contributions and employee salary reduction contributions) required to have been made under any of the Company Employee Benefit Plans to any funds or trusts established thereunder or in connection therewith have been made by the due date thereof, (ii) the Company has complied in all material respects with any notice, reporting and documentation requirements of ERISA and the Code, (iii) there are no pending actions, claims or lawsuits which have been asserted, instituted or, to the Company's knowledge, threatened, in connection with the Company Employee Benefit Plans, and (iv) the Company Employee Benefit Plans have been maintained, in all material respects. in accordance with their terms and with all provisions of ERISA and the Code (including rules and regulations thereunder) and other applicable federal and state laws and regulations.

     For purposes of this Agreement, "Company ERISA Affiliate" means any business or entity which is a member of the same "controlled group of corporations," under "common control" or an "affiliated service group" with the Company within the meanings of Sections 414 (b), (c) or (m ) of the Code. or required to be aggregated with the Company under Section 414(o) of the Code, or is under "common control" with the Company, within the meaning of Section 4001 (a) (14) of ERISA, or any regulations promulgated or proposed under any of the foregoing Sections.

      Section 5.9 Company Action. The Board of Directors of the Company (at a meeting duly called and held) has by the requisite vote of all directors present
(a) determined that the Merger is advisable and fair to and in the best interests of the Company and its shareholders, (b) approved the Merger and the transactions contemplated by this Agreement in accordance with the provisions of the GCL, and (c) recommended the approval of this Agreement and the Merger by the holders of the Company Stock and directed that the Merger be submitted for consideration by the Company's shareholders at the meeting of shareholders contemplated by Section 3.7.

      Section 5.10 Financial Advisors. The Company has received the opinion of
L. H. Friend, Weinress, Frankson & Presson, Inc. ("L. H. Friend") to the effect that, as of the date hereof, the Exchange Ratio is fair from a financial point of view to the holders of Company Stock. Except for L. H. Friend, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Merger or the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company. The Company has previously delivered to Parent copies of the engagement letter, dated October 22, 1997, from L. H. Friend to the Company, and shall not amend such letter without the consent of Parent.

      Section 5.11 Compliance with Applicable Laws. The Company and each of its subsidiaries holds all permits, licenses, variances, exemptions, orders and approvals of all Governmental Entities necessary or appropriate for the operation of its respective business (the "Company Permits"), except for such permits, licenses, variances, exemptions, orders and approvals the failure to hold which, alone or in the aggregate, has not had, and would not reasonably be expected to have a Company Material Adverse Effect. Section 5.11 of the Company Disclosure Schedule sets forth a complete listing of all Company Permits and their expiration dates. The Company and each of its subsidiaries is in compliance in all material respects with the terms of the Company Permits except for any failure to comply which, alone or in the aggregate, has not had, and would not reasonably be expected to have, a Company Material Adverse Effect. Except as disclosed in the Company SEC Reports filed prior to the date of this Agreement, the businesses of the Company and its subsidiaries are not being conducted in violation of any law, ordinance or regulation of any Governmental Entity, except for possible violations which alone or in the aggregate have not had, and would not reasonably be expected to have, a Company Material Adverse Effect. To the actual knowledge of the executive officers of the Company, during the past five years, none of the Company's or any of its subsidiaries' officers, employees or agents, nor any other person acting on behalf of any of them or the Company or any of its subsidiaries, has, directly or indirectly, given or agreed to give any gift or similar benefit to any customer, supplier, governmental employee or other person in violation of any law, ordinance or regulation of any Governmental Entity, including, without limitation, the Foreign Corrupt Practices Act, which violation would reasonably be expected to have a Company Material Adverse Effect.

      Section 5.12 Taxes. Each of the Company and its subsidiaries has filed all material Tax returns required to be filed by any of them and has paid (or the Company has paid on its behalf), or has set up an adequate reserve for the payment of, all Taxes required to be paid in respect of the periods covered by such returns, except where the failure to make such payment or reserve has not had a Company Material Adverse Effect. The information contained in such Tax returns is true, complete and accurate in all material respects. Neither the Company nor any subsidiary of the Company is delinquent in the payment of any material Tax, assessment or governmental charge, except where such delinquency has not had, or would not reasonably be expected to have, a Company Material Adverse Effect. No material deficiencies for any taxes have been proposed, asserted or assessed against the Company or any of its subsidiaries that have not been finally settled or paid in full, and no requests for waivers of the time to assess any such Tax are pending.

           Section 5.13 Environmental Matters.

           (i) To the knowledge of Company, neither Company nor any of its subsidiaries (a) has transported, stored, received, treated or disposed of, nor have they arranged for any third parties to transport, receive, store, treat or dispose of, waste to or at (1) any location other than a site where the receipt of such waste for such purposes was not at the time of such receipt unlawful or
(2) any location designated for remedial action pursuant to the United States Comprehensive Environmental Response, Compensation and Liability Act, as from time to time amended, or any similar law assigning responsibility for the cost of investigating or remediating releases of hazardous substances into the environment, except to the extent such Company action with respect to waste would not have a Company Material Adverse Effect; (b) has received written notice that any location to which such waste has been transported, stored or disposed of has been designated for remedial action pursuant to any applicable law relating to responsibility for the cost of investigating or remediating releases of hazardous substances into the environment; (c) has received written notice that it is in material violation of any environmental law, that it is materially liable for the release of any hazardous substances on or off of its property, or that it is a potentially responsible party for a federal, state or local clean-up site or for corrective action under any environmental law.

           (ii) The Company has made available to Parent all environmental audits, evaluations and assessments in its possession which concern any of its operations or properties, a complete listing of which is set forth on Section
5.13 to the Company Disclosure Schedule.

      Section 5.14 Material Contracts. Section 5.14 of the Company Disclosure Schedule lists all of the following written or oral material contracts, agreements and commitments (collectively, the "Company Contracts"):

           (i) all agreements relating to the sponsorship, sanctioning, broadcasting or advertising of the events of the Company or any of its subsidiaries;

          (ii) all agreements pertaining to the borrowing of money by the Company or any of its subsidiaries, including any letters of credit;

          (iii) all employment, consulting or personal services agreements or contracts with any present or former officer, director or employee of the Company or any of its subsidiaries;

          (iv) all contracts, agreements, agreements in principle, letters of intent and memoranda of understanding which call for or contemplate the future disposition (including restrictions on transfer and rights of first offer or refusal) or acquisition of (or right to acquire) any interest in any business enterprise, and all contracts, agreements and commitments relating to the future disposition of a material portion of the assets and properties of the Company or any of its subsidiaries other than in the ordinary course of business;

          (v) all leases or subleases of real property used in the conduct of business of the Company or any of its subsidiaries;

          (vi) all contracts or agreements committing the Company or any of its subsidiaries to purchase goods, deliver services or make a capital expenditure in excess of $50,000;

          (vii)  all guaranties of the Company or any of its subsidiaries;

          (viii) all contracts limiting the freedom of the Company or any of its subsidiaries from engaging in or competing with any business; and

          (ix) any other material contract not in the ordinary course of business.


     Section 5.15 Certain Agreements. Neither the Company nor any of its subsidiaries is in default (or would be in default with notice or lapse of time, or both) under any Company Contracts or other material agreement including, but not limited to, any Company Benefit Plan, whether or not such default has beets waived, which default, alone or in the aggregate with other such defaults, has had, or would reasonably be expected to have, a Company Material Adverse Effect.

     Section 5.16 Tax Matters. To the actual knowledge of the executive officers of the Company, the Company has not taken any action which would prevent the Merger from constituting a reorganization within the meaning of
Section 368(a) of the Code.

     Section 5.17 Bank Accounts. Section 5.17 of the Company Disclosure
Schedule lists each bank, trust company or similar institution with which the Company or any of its subsidiaries maintains an account or safe deposit box, and accurately identifies each such account or safe deposit box by its number or other identification and the names of all individuals authorized to draw thereon or have access thereto.

      Section 5.18 Officers and Directors. Section 5.18 of the Company Disclosure Schedule accurately lists by name and title all officers and directors of the Company and each of its subsidiaries.

      Section 5.19 Insurance. The Company maintains insurance coverage with reputable insurers in such amounts and covering such risks as are in accordance with normal industry practice for companies engaged in businesses similar to that of the Company (taking into account the cost and availability of such insurance) except where the foregoing would not have a Company Material Adverse Effect. Section 5.19 of the Company Disclosure Schedule sets forth a complete listing of all insurance maintained by the Company (indicating form of coverage, name of carrier and broker, coverage limits and premium, whether occurrence or claims made, expiration dates, deductibles, and all endorsements).

                                  ARTICLE VI

                 REPRESENTATIONS AND WARRANTIES REGARDING SUB

     Parent and Sub jointly and severally represent and warrant to the Company as follows:

     Section 6.1 Organization. Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of California. Sub was formed solely for the purpose of engaging in the transactions contemplated by this Agreement. Sub has not engaged in any business since it was incorporated other than in connection with its organization and the transactions contemplated by this Agreement and has no, and prior to the Effective Time, will have no liabilities except in connection with the transactions contemplated by this Agreement.

     Section 6.2 Capitalization. The authorized capital stock of Sub consists of 1,000 shares of common stock, par value $1.00 per share, 1,000 shares of which are validly issued and outstanding, fully paid and nonassessable and are directly owned by Parent free and clear of all liens, claims and encumbrances.

     Section 6.3 Authority Relative to this Agreement. Sub has the corporate power to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by its Board of Directors and sole shareholder, and no other corporate proceedings on the part of Sub are necessary to authorize this Agreement and the transactions contemplated hereby. This Agreement constitutes a valid and binding obligation of Sub enforceable in accordance with its terms except as enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally and except that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any proceeding therefor may be brought.

                                  ARTICLE VII

                    CONDUCT OF BUSINESS PENDING THE MERGER

     Section 7.1 Conduct of Business by the Company Pending the Merger. Prior to the Effective Time, unless Parent shall otherwise agree in writing or except as otherwise contemplated by this Agreement or the Company Disclosure Schedule:

          (i) the Company shall, and shall cause its subsidiaries to, carry on their respective businesses in the usual, regular and ordinary course in substantially the same manner as heretofore conducted, and shall, and shall cause its subsidiaries to, use their reasonable efforts to preserve intact their present business organizations and preserve their relationships with sponsors, sanctioning bodies, customers, suppliers and others having business dealings with them in an attempt to maintain, unimpaired at the Effective Time, their goodwill and on-going businesses. The Company shall, and shall cause its subsidiaries to, (a) maintain its books, accounts and records in the usual manner consistent with past practice; (b) comply in all material respects with all laws, ordinances and regulations of Governmental Entities applicable to the Company and its subsidiaries; (c) maintain and keep its material properties and equipment in good repair, working order and condition, ordinary wear and tear excepted; (d) take all reasonable action to maintain its material agreements in full force and effect and not take any action or fail to take any action which would constitute a material breach or default thereunder; and (e) perform in all material respects its obligations under all material contracts and commitments to which it is a party or by which it is bound, provided that a failure to comply with clauses (b) through (e) above shall not be a breach hereof unless such action or inaction has had or would reasonably be expected to have a Company Material Adverse Effect;

          (ii) the Company shall not and shall not propose or agree to (A) sell or pledge or agree to sell or pledge any capital stock owned by it in any of its subsidiaries (except in connection with its revolving lines of credit), (B) amend its charter or By-laws, (C) increase the size of its Board of Directors, (D) split, combine or reclassify its outstanding stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for the outstanding shares of stock of the Company, or declare, set aside, authorize or pay any dividend or other distribution payable in cash, stock or property, or (E) directly or indirectly redeem, purchase or otherwise acquire or agree to redeem, purchase or otherwise acquire any shares of Company stock except as provided in the Right of First Refusal Agreement dated August 8, 1997 by and among Midwest Facility Investments, Inc., a Florida corporation, Penske Motorsports, Inc., a Delaware corporation, and various shareholders of the Company (the "ROFR Agreement");

          (iii) the Company shall not, nor shall it permit any of its subsidiaries other than to the Company or to another subsidiary of the Company, to, (A) issue, deliver or sell or agree to issue, deliver or sell any additional shares of, or rights of any kind to acquire any shares of, its respective stock of any class, any indebtedness having the right to vote on any matter on which the Company's shareholders may vote or any option, rights or warrants to acquire, or securities convertible into, exercisable for or exchangeable for, shares of stock other than issuances, deliveries or sales of Company Stock pursuant to obligations outstanding as of the date of this Agreement under the Company Employee Benefit Plans and under the warrants set forth on Section 5.2 of the Company Disclosure Schedules; (B) acquire, lease or dispose or agree to acquire, lease or dispose of any capital assets or any other assets other than in the ordinary course of business; (C) incur additional indebtedness or encumber or grant a security interest in any asset or enter into any other material transaction other than in each case in the ordinary course of business; (D) acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial equity interest in, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof; or (E) enter into any contract, agreement, commitment or arrangement with respect to any of the foregoing; provided that the prohibitions in clauses (B), (C) and (E) shall not apply to matters contemplated by Section 7.1 (iii) of the Company Disclosure Schedule;

          (iv) the Company shall not, nor shall it permit any of its subsidiaries to, except as required to comply with applicable law and except as provided in Sections 8.5 or 9.3 hereof, enter into any new (or amend any existing) Company Employee Benefit Plan or any new (or amend any existing) employment, severance or consulting agreement, grant any general increase in the compensation of current or former directors, officers or employees (including any such increase pursuant to any bonus, pension, profit sharing or other plan or commitment) or grant any increase in the compensation payable or to become payable to any director, officer or employee, except in any of the foregoing cases in accordance with preexisting contractual provisions or in the ordinary course of business consistent with past practice;

          (v) the Company shall not, nor shall it permit any of its subsidiaries to, take or cause to be taken any action, whether before or after the Effective Time, which would disqualify the Merger as a "reorganization" within the meaning of Section 368(a) of the Code: and

          (vi) the Company shall not, nor shall it permit any of its subsidiaries to, amend, modify, terminate, waive or permit to lapse any material right of first refusal (other than in connection with the ROFR Agreement), preferential right, right of first offer, or any other material right of the Company or any of its subsidiaries.

     Section 7.2 Conduct of Business by Parent Pending the Merger. Prior to the Effective Time, unless the Company shall otherwise agree in writing or except as otherwise required by this Agreement:

          (i) Parent shall, and shall cause its subsidiaries to, carry on their respective businesses in the usual, regular and ordinary course in substantially the same manner as heretofore conducted and shall, and shall cause its subsidiaries to, use their reasonable efforts to preserve intact their present business organizations and preserve their relationships with sponsors, sanctioning bodies, customers, suppliers and others having business dealings with them to the end that their goodwill and ongoing businesses shall be unimpaired at the Effective Time. Parent shall, and shall cause its subsidiaries to, (a) maintain insurance coverages and its books, accounts and records in the usual manner consistent with past practice; (b) comply in all material respects with all laws, ordinances and regulations of Governmental Entities applicable to Parent and its subsidiaries; (c) maintain and keep its material properties and equipment in good repair, working order and condition, ordinary wear and tear expected: (d) maintain its material agreements in full force and effect and not take any action or fail to take any action which would constitute a material breach or default thereunder; and (e) perform in all material respects its obligations under all material contracts and commitments to which it is a party or by which it is bound;

          (ii) Parent shall not and shall not propose or agree to (A) sell or pledge or agree to sell or pledge any capital stock owned by it in any of its subsidiaries, (B) amend its Certificate of Incorporation or Bylaws, except as contemplated by this Agreement, or (C) combine or reclassify its outstanding capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of capital stock of Parent, or declare, set aside, authorize or pay any dividend or other distribution payable in cash, stock, property or otherwise (other than the Parent Quarterly Dividend), provided that the foregoing shall not prohibit Parent from announcing or consummating a stock split;

          (iii) except as disclosed in Section 7.2 to Parent's Disclosure Schedule or in connection with acquisitions of assets or businesses that are primarily engaged in the same business as that conducted by Parent and its subsidiaries as of the date of this Agreement and any financing transactions or issuances of securities related thereto which, in each case, do not require the approval of the shareholders of Parent, Parent shall not, and shall not permit any of its subsidiaries to, (A) issue, deliver or sell or agree to issue, deliver or sell any additional shares of, or rights of any kind to acquire any shares of, its respective capital stock of any class, any indebtedness having the right to vote on any matter on which Parent's shareholders may vote or any options, rights or warrants to acquire, or securities convertible into, exercisable for or exchangeable for, shares of capital stock other than issuances, deliveries or sales of Parent securities under Parent Employee Benefit Plans; (B) acquire, lease or dispose or agree to acquire, lease or dispose of any capital assets or any other assets where the amount involved exceeds $10,000,000 other than in the ordinary course of business; (C) incur additional indebtedness or encumber or grant a security interest in any asset or enter into any other material transaction where the amount involved exceeds $20,000,000 other than in each case in the ordinary course of business; (D) acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial equity interest in, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof where the amount involved exceeds $25,000,000; or (E) enter into any contract, agreement, commitment or arrangement with respect to any of the foregoing;

          (iv) Parent shall not, nor shall it permit any of its subsidiaries or affiliates to, take or cause to be taken any action, whether before or after the Effective Time, which would disqualify the Merger as a "reorganization" within the meaning of Section 368(a) of the Code; and

          (v) Parent shall not, nor shall it permit any of its subsidiaries to, amend, modify, terminate, waive or permit to lapse any material right of first refusal, preferential right, right of first offer, or any other material right of Parent or any of its subsidiaries.

     Section 7.3 Conduct of Business of Sub. During the period from the date of this Agreement to the Effective Time, Sub shall not engage in any activities of any nature except as provided in or contemplated by this Agreement.

                                 ARTICLE VIII

                             ADDITIONAL AGREEMENTS

      Section 8.1 Access and Information. Each of the Company and Parent and their respective subsidiaries shall afford to the other and to the other's accountants, counsel and other representatives reasonable access during normal business hours (and at such other times as the parties may mutually agree) throughout the period prior to the Effective Time to all of its properties, books, contracts, commitments, records and personnel, subject to existing confidentiality obligations, and, during such period, each shall furnish promptly to the other (i) a copy of each report, schedule and other document filed or received by it pursuant to the requirements of federal or state securities laws, and (ii) all other information concerning its business, properties and personnel as the other may reasonably request. Each of the Company and Parent shall hold, and shall use their reasonable best efforts to cause their respective employees, agents and representatives to hold, in confidence all such information in accordance with the terms of the Confidentiality Agreement dated October 24, 1997 between Parent and the Company.

      Section 8.2 Registration Statement/Proxy Statement. Parent and the Company shall cooperate and promptly prepare, and Parent shall file with the Commission as soon as practicable, a Registration Statement on Form S-4 (the "Form S-4") under the Securities Act, with respect to the Parent Common Stock issuable in the Merger, portions of which Registration Statement shall also serve as the joint proxy or information statement of Parent and Company with respect to the meetings of shareholders of Parent and the Company contemplated by Section 3.7 (the "Proxy Statement/Prospectus"). The respective parties will cause the Proxy Statement/Prospectus and the Form S-4 to comply as to form in all material respects with the applicable provisions of the Securities Act, the Exchange Act and the rules and regulations thereunder. Parent shall use all reasonable efforts, and the Company will cooperate with Parent, to have the Form S-4 declared effective by the Commission as promptly as practicable after the filing thereof (including without limitation, responding to any comments received from the Commission with respect thereto) and to keep the Form S-4 effective as long as is necessary to consummate the Merger. Each of Parent and the Company shall, as promptly as practicable, provide to the other copies of any written comments received from the Commission with respect to the Proxy Statement/Prospectus or the Form S-4 and advise the other of any oral comments with respect to the Proxy Statement/Prospectus or the Form S-4 received from the Commission. Parent shall use its best efforts to obtain, prior to the effective date of the Form S-4, all necessary state securities law or "Blue Sky" permits or approvals required to carry out the transactions contemplated by the Merger Agreement and will pay all expenses incident thereto. Parent agrees that none of the information supplied or to be supplied by Parent for inclusion or incorporation by reference in the Form S-4 or the Proxy Statement/Prospectus (i) in the case of the Proxy Statement/Prospectus and each amendment or supplement thereto, at the time of mailing thereof and at the time of the meetings of shareholders of Parent and the Company contemplated by Section 3.7 or (ii) in the case of the Form S-4 and each amendment or supplement thereto, at the time it is filed or becomes effective, will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company agrees that none of the information supplied or to be supplied by the Company for inclusion or incorporation by reference in the Form S-4 or the Proxy Statement/Prospectus (i) in the case of the Proxy Statement/Prospectus and each amendment or supplement thereto, at the time of mailing thereof and at the time of the meetings of shareholders of Parent and the Company contemplated by Section 3.7, or (ii) in the case of the Form S-4 or any amendment or supplement thereto, at the time it is filed or becomes effective, will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. For purposes of the foregoing, it is understood and agreed that information concerning or related to Parent will be deemed to have been supplied by Parent and information concerning or related to the Company shall be deemed to have been supplied by the Company. No amendment or supplement to the Proxy Statement/Prospectus will be made by Parent or the Company without the approval of the other party which will not be unreasonably withheld or delayed. Parent will advise the Company, promptly after it receives notice thereof, of the time when the Form S-4 has become effective or any supplement or amendment has been filed, the issuance of any stop order, or the suspension of the qualification of Parent Common Stock issuable in connection with the Merger for offering or sale in any jurisdiction.

      Section 8.3 Stock Exchange Listing. Parent shall promptly prepare and submit to the NYSE a listing application covering the shares of Parent Common Stock issuable in connection with the transactions contemplated hereby and shall use its best efforts to obtain, prior to the Effective Time, approval of such listing on the NYSE, upon official notice of issuance, of such Parent Common Stock.

      Section 8.4 Employee Matters. As of the Effective Time, the employees of the Company and each subsidiary shall continue employment with the Surviving Corporation and the subsidiaries, respectively, in the same positions and at the same level of wages and/or salary and without having incurred a termination of employment or separation from service; provided, however, except as may be specifically required by applicable law or any contract, the Surviving Corporation and the subsidiaries shall not be obligated to continue any employment relationship with any employee for any specific period of time. Except with respect to the Option Plans to be assumed by the Parent as provided by Section 3.6(a) hereto, as of the Effective Time, the Surviving Corporation shall be the sponsor of the Company Employee Benefit Plans sponsored by the Company immediately prior to the Effective Time, and Parent shall cause the Surviving Corporation and the subsidiaries to satisfy all obligations and liabilities under such Company Employee Benefit Plans; provided, however, that, except as hereafter provided in this Section 8.4 or in the Company Disclosure Schedule, nothing contained in this Agreement shall limit or restrict the Surviving Corporation's right on or after the Effective Time to amend, modify or terminate any of the Company Employee Benefit Plans. Parent will for a period of time at least twenty-four (24) months after the Effective Time, other than during the transition period ending November 30, 1998 (during which the Company's benefit programs will be maintained or replaced by the Parent benefits described herein), provide, or cause the Surviving Corporation to provide, and their respective successors to maintain, to all employees of the Company benefits under Parent's Qualified Employee Defined Benefit Plan, 401(k) Deferred Compensation Plan, Health and Welfare Plan on the same terms generally made available to other employees of Parent and its subsidiaries. To the extent any employee benefit plan, program or policy of Parent, the Surviving Corporation, or their affiliates is made available to any person who is an employee of the Company or any of its subsidiaries immediately prior to the Effective Time: (i) service with the Company and the subsidiaries by any employee prior to the Effective Time shall be credited for eligibility purposes and for purposes of qualifying for any additional benefits tied to periods of service (such as higher rates of matching contributions and eligibility for early retirement) under such plan, program or policy, but not for benefit accrual purposes; and
(ii) with respect to any welfare benefit plans to which such employees may become eligible, Parent shall cause such plans to provide credit for any co-payments or deductibles by such employees and waive all pre-existing condition exclusions and waiting periods, other than limitations or waiting periods that have not been satisfied under any welfare plans maintained by the Company and the subsidiaries for their employees prior to the Effective Time.

      Section 8.5 Indemnification. (a) The Articles of Incorporation and Bylaws of the Surviving Corporation shall contain the provisions with respect to indemnification, advancement and director exculpation set forth in the Articles of Incorporation and Bylaws of the Company on the date of this Agreement, which provisions shall not be amended, repealed or otherwise modified for a period of six (6) years after the Effective Time in any manner that would adversely affect the rights thereunder of persons who at any time prior to the Effective Time were or would have been entitled to indemnification, advancement or exculpation under the Articles of Incorporation or Bylaws of the Company in respect of actions or omissions occurring at or prior to the Effective Time (including, without limitation, the transactions contemplated hereby).

     (b) From and after the Effective Time, Parent, the Surviving Company shall, jointly and severally, indemnify, defend and hold harmless the present and former officers, directors and employees of the Company and its subsidiaries (collectively, the "Indemnified Parties") against all losses, expenses, claims, damages, liabilities or amounts that are paid in settlement of (with the approval of Parent and the Surviving Corporation, which approval shall not be unreasonably withheld or delayed), or otherwise in connection with, any claim, action, suit, proceeding or investigation (a "Claim"), to which any such person is or may become a party by virtue of his or her service as a present or former director, officer or employee of the Company or any of its subsidiaries and arising out of actual or alleged events, actions or omissions occurring or alleged to have occurred at or prior to the Effective Time (including, without limitation, the transactions contemplated hereby), in each case to the fullest extent permitted under the GCL (and shall pay expenses in advance of the final disposition of any such action or proceeding to each Indemnified Party to the fullest extent permitted under the GCL, upon receipt from the Indemnified Party to whom expenses are advanced of the undertaking to repay such advances contemplated by Section 317 (f) of the GCL). The Indemnified Parties agree to reasonably cooperate with Parent in the investigation and defense of any Claim.

     (c) Any Indemnified Party wishing to claim indemnification under this
Section 8.5, upon learning of any such Claim, shall notify Parent and the Surviving Corporation (although the failure so to notify Parent and the Surviving Corporation shall not relieve either thereof from any liability that Parent or the Surviving Corporation may have under this Section 8.5, except to the extent such failure materially prejudices such party). Parent and the Surviving Corporation shall have the right to assume the defense thereof and Parent and the Surviving Corporation shall not be liable to such Indemnified Parties for any legal expenses of other counsel or any other expenses subsequently incurred by such Indemnified Parties in connection with the defense thereof, except that if Parent and the Surviving Corporation elect not to assume such defense or if there is an actual or potential conflict of interest between, or different defenses exist for Parent and the Surviving Corporation and the Indemnified Parties, the Indemnified Parties may retain counsel satisfactory to them and Parent and the Surviving Corporation shall pay all reasonable fees and expenses of such counsel for the Indemnified Parties promptly as statements therefor are received; provided however, that (i) Parent and the Surviving Corporation shall not, in connection with any one such action or proceeding or separate but substantially similar actions or proceedings arising out of the same general allegations, be liable for the fees and expenses of more than one separate firm of attorneys in addition to any appropriate local counsel at any time for all Indemnified Parties unless there is a conflict on any significant issue between the positions of any two or more of such Indemnified Parties, in which event any additional counsel as may be reasonably required may be retained by such Indemnified Parties at Parent's and the Surviving Corporation's expense,
(ii) Parent, the Surviving Corporation and the Indemnified Parties will cooperate in the defense of any such matter and (iii) Parent and the Surviving Corporation shall not be liable for any settlement effected without its prior written consent, which consent will not be unreasonably withheld or delayed, and provided further, that the Surviving Corporation shall not have any obligation hereunder to any Indemnified Party when and if a court of competent jurisdiction shall ultimately determine, and such determination shall have become final and not subject to further appeal, that the indemnification of such Indemnified Party in the manner contemplated hereby is prohibited by applicable law.

     (d) Parent shall cause to be maintained in effect for not less that six (6) years after the Effective Time (except to the extent not generally available in the market) directors' and officers' liability insurance and fiduciary liability insurance that is substantially equivalent in coverage to the Company's current insurance, with an amount of coverage of not less than 100% of the amount of coverage maintained by the Company as of the date of this Agreement with respect to matters occurring prior to the Effective Time, provided that the cost thereof shall not exceed 150% of the Company's current cost per year.

     (e) This Section 8.5 shall survive the consummation of the Merger and is intended to be for the benefit of, and shall be enforceable by, the Indemnified Parties referred to herein, their heirs and personal representatives and shall be binding on Parent and Sub and the Surviving Corporation and their respective successors and assigns.

     Section 8.6 HSR Act. The Company and Parent shall use their reasonable best efforts to file as soon as practicable notifications under the HSR Act in connection with the Merger and the transactions contemplated hereby and to respond as promptly as practicable to any inquiries received from the Federal Trade Commission (the "FTC") and the Antitrust Division of the Department of Justice (the "Antitrust Division") for additional information or documentation.

     Section 8.7 Additional Agreements. (a) Subject to the terms and conditions herein provided, including the provisions of Section 3.6 hereof,

     (a) each of the parties hereto agrees to use all commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including using all commercially reasonable efforts to obtain all necessary waivers, consents and approvals, to effect all necessary registrations and filings and to lift any injunction to the Merger (and, in such case, to proceed with the Merger as expeditiously as possible); and

     (b) in case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and/or directors of Parent, the Company and the Surviving Corporation shall take all such necessary action.

     Section 8.8 No Shop. The Company agrees (a) that neither it nor any of its subsidiaries shall, and it shall direct and use its reasonable best efforts to cause its officers, directors, employees, agents and representatives (including, without limitation, any investment banker, attorney or accountant retained by it or any of its subsidiaries) not to, initiate, solicit or encourage, directly or indirectly, any inquiries or the making or implementation of any proposal or offer (including, without limitation, any proposal or offer to its shareholders) with respect to a merger, sale (other than in connection with the ROFR Agreement), consolidation or similar transaction involving, the purchase of all or any significant portion of the assets or equity securities of, the Company and its subsidiaries, taken as a whole (any such proposal or offer being hereinafter referred to as an "Alternative Proposal"), or engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any person proposing an Alternative Proposal, or release any third party from any obligations under any existing standstill agreement or arrangement, or enter into any agreement with respect to an Alternative Proposal, or otherwise facilitate any effort or attempt to make or implement an Alternative Proposal;
(b) that it will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing, and it will take the necessary steps to inform the individuals or entities referred to above of the obligations undertaken in this Section; and (c) that it will notify the other party promptly if any such inquiries or proposals are made regarding an Alternative Proposal. Notwithstanding the foregoing, Company may, directly or indirectly, furnish information and access to, and may participate in discussions and negotiate with, any corporation, partnership, person or other entity, and may agree to or endorse such Alternate Proposal if such corporation partnership, person or other entity has made a proposal to its Board of Directors relating to an Alternative Proposal which the Board of Directors believes is (i) superior from a financial point of view to the Merger and (ii) is reasonably likely to be consummated and the Board of Directors, after consultation with independent legal counsel, determines in its good faith judgment that taking such action is required to comply with the Board of Directors' fiduciary duty to its shareholders imposed by law. The Board of Directors shall provide a copy of any such proposal if in writing to the Parent promptly after receipt thereof and thereafter keep the Parent promptly advised of any material development with respect thereto and any revision of the terms of such Alternative Proposal. Nothing in this Section 8.8 shall (x) permit the Company to terminate this Agreement (except as specifically provided in Article 10 hereof), (y) permit Parent or the Company to enter into any agreement with respect to an Alternative Proposal during the term of this Agreement (it being agreed that during the term of this Agreement, the Company shall not enter into any agreement with any person that provides for, or in any way facilitates, an Alternative Proposal (other than a confidentiality agreement in customary form)), or (z) affect any other obligation under this Agreement.

      Section 8.9 Advice of Changes; SEC Filings. The Company shall confer on a regular basis with Parent on operational matters. Parent and the Company shall promptly advise each other orally and in writing of any change or event that has had, or would reasonably be expected to have, a Company Material Adverse Effect or a Parent Material Adverse Effect, as the case may be. The Company and Parent shall promptly provide each other (or their respective counsel) copies of all filings made by such party with the SEC or any other Governmental Entity in connection with this Agreement and the transactions contemplated hereby.

      Section 8.10 Certain Appointments. As of the Effective Time, Parent shall use its best efforts to (a) increase the size of the Board of Directors of Parent to ten (10) persons and (b) nominate Christopher R. Pook ("Pook") for election as a Class I director for the remainder of a three (3) year term expiring in the year 2000 subject to shareholder approval, which approval will be sought at the shareholder meeting contemplated by Section 3.6. At the end of such three (3) year term, if Pook remains an employee of the Surviving Corporation, Parent shall use its best efforts to nominate Pook for re-election as a director for an additional three
(3) year term subject to shareholder approval.

      Section 8.11 Employees. Unless and until the Merger is consummated, neither party shall for a period of eighteen (18) months beginning the date of execution hereof, without the prior written consent of the other party, solicit the employment of any employees of the other party. This prohibition shall only extend to employees in senior management or other key employees. This prohibition shall not apply to any employee thirty (30) days after such employee has left the employ of either party not in contravention of the preceding sentence.

      Section 8.12 Transition Team. Parent and the Company shall create a special transition team which shall be headed jointly by one person designated by Parent and one person designated by the Company and be composed of personnel from each of Parent and the Company. The transition team shall facilitate the strategic alliance of Parent and the Company during the period from the date hereof to the Effective Time and shall report on its work to the Chief Executive Officer of each of Parent and the Company.

      Section 8.13 Stop Transfer. The Company agrees with, and covenants to, Parent that the Company shall not register the transfer of any certificate representing Common Stock owned by any Supporting Company Shareholder if such transfer is made in violation with the terms of the Support Agreements.

      Section 8.14 Right to Nominate Directors. The Company shall take all corporate action necessary to immediately appoint the following three (3) individuals: any of the current directors or senior officers of Parent or such other individuals designated by Parent and reasonably acceptable to the Company's Board, as a member of the Board of Directors of the Company to fill existing vacancies; and thereafter during the Covered Period (as defined below) use reasonable efforts, consistent with and no less than are taken with respect to all other nominees to the Board of Directors, to have such designee (or other reasonably acceptable designee of Parent) to be nominated and elected to its Board of Directors at each election of the Company's directors. Each Parent designee elected to the Board of Directors shall be indemnified by the Company to the fullest extent permitted by law and, without limiting the generality of the foregoing, shall be given indemnification agreement protection, if any, by the Company in the same form as currently in effect for the Company's current directors. The Company agrees to provide each such Parent designee with the same compensation paid by the Company to its other outside directors and to reimburse the Parent's designee for reasonable out-of-pocket expenses incurred in connection with his or her attendance of Board meetings. In the event the Parent's designee(s) is (are) not elected as a member of the Board of Directors during the Covered

Period, the Company shall take all corporate action necessary to entitle such designee(s) to attend and participate in all of the Company's Board of Directors meetings. The Covered Period shall begin on the date of execution hereof and continue for a one (1) year period, provided that it shall terminate immediately at such time as Parent beneficially owns less than eighty percent (80%) of the Parent Owned Company Stock.

                                  ARTICLE IX

                             CONDITIONS PRECEDENT

     Section 9.1 Conditions to Each Party's Obligation to Effect the Merger. The respective obligations of each party to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of the following conditions:

     (a) This Agreement and the transactions contemplated hereby shall have been approved and adopted by the requisite vote of the holders of the Company Stock and the issuance of the Parent Common Stock pursuant to this Agreement shall have been approved by the requisite vote of the holders of the Parent capital stock, in each case as provided in Section 3.7.

     (b) The waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated.

     (c) The Form S-4 shall have become effective in accordance with the provisions of the Securities Act. No stop order suspending the effectiveness of the Form S-4 shall have been issued by the Commission and remain in effect.

     (d) No preliminary or permanent injunction or other order by any federal or state court in the United States of competent jurisdiction which prevents the consummation of the Merger shall have been issued and remain in effect (each party agreeing to use all commercially reasonable efforts to have any such injunction lifted).

     (e) The Parent Common Stock to be issued to Company shareholders in connection with the Merger shall have been approved for listing on the NYSE, subject only to official notice of issuance.

     Section 9.2 Conditions to Obligation of the Company to Effect the Merger. The obligation of the Company to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of the additional following conditions, unless waived by the Company:

     (a) Parent and Sub shall have performed in all material respects their agreements contained in this Agreement required to be performed on or prior to the Effective Time, except where the failure to so perform would not have a Parent Material Adverse Effect. The representations and warranties of Parent and Sub contained in this Agreement shall be true in all material respects when made, except as expressly contemplated or permitted by this Agreement or where the failure to be so true and correct would not or would not reasonably be expected to have a Parent Material Adverse Effect. The representations and warranties of Parent and Sub contained in this Agreement shall be true in all material respects as of the Effective Time as if made on and as of such date (except to the extent they relate to a particular date), except as expressly contemplated or permitted by this Agreement or where the failure to be so true and correct would not have a Parent Material Adverse Effect (which for the purpose of this sentence shall be determined by replacing any references to the phrase "would [not] reasonably be expected to have a Parent Material Adverse Effect" with the phrase "would [not] have a Parent Material Adverse Effect"). The Company shall have received a certificate of the President and Chief Executive Officer or a Vice President of each of Parent and Sub to that effect.

     (b) The employment agreements between the Company and each of Pook and James P. Michaelian in the form attached hereto as Exhibit 9.3 (b) (1) and
Exhibit 9.3 (b) (2), respectively, shall have been executed and delivered and shall be in full force and effect.


     Section 9.3 Conditions to Obligations of Parent and Sub to Effect the Merger. The obligations of Parent and Sub to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of the additional following conditions, unless waived by Parent:

     (a) The Company shall have performed in all material respects its agreements contained in this Agreement required to be performed on or prior to the Effective Time, except where the failure to so perform would not have a Company Material Adverse Effect. The representations and warranties of the Company contained in this Agreement (a) shall be true in all material respects when made, except as expressly contemplated or permitted by this Agreement or where the failure to be so true and correct would not or would not reasonably be expected to have a Company Material Adverse Effect; (b) shall be true in all material respects as of the Effective Time as if made on and as of such date (except to the extent they relate to a particular date), except as expressly contemplated or permitted by this Agreement or where the failure to be so true and correct would not have a Company Material Adverse Effect (which for the purpose of this clause (b) shall be determined by replacing any references to the phrase "would [not] reasonably be expected to have a Company Material Adverse Effect" with the phrase "would [not] have a Company Material Adverse Effect"); provided (c) that in either case, the representations and warranties in Section 5.2 must be true and correct in all respects. Parent and Sub shall have received a certificate of the President and Chief Executive Officer or a Vice President of the Company to that effect.

     (b) The employment agreements between the Company and each of Pook and James P. Michaelian in the form attached hereto as Exhibit 9.3 (b) (1) and
Exhibit 9.3 (b) (2), respectively, shall have been executed and delivered and shall be in full force and effect.

                                   ARTICLE X

                       TERMINATION, AMENDMENT AND WAIVER

      Section 10.1 Termination by, Mutual Consent. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, before or after approval by the shareholders of the Company or Parent, by the mutual consent of Parent and the Company.

      Section 10.2 Termination by Parent or the Company. This Agreement may be terminated and the Merger may be abandoned (a) by Parent or the Company if the Merger shall not have been consummated by August 30, 1998 or, if the Effective Time shall not have occurred because of the failure of a condition set forth in
Section 9.1 (b), (c) or (d), by September 30, 1998, or (b) by Parent or the Company if the approval of the Company's shareholders required by Section 3.7 shall not have been obtained at a meeting duly convened therefor or at any adjournment or postponement thereof, or (c) by the Company if the approval of Parent's shareholders required by Section 3.7 shall not have been obtained at a meeting duly convened therefor or at any adjournment or postponement thereof,
(d) by Parent or the Company if a United States federal or state court of competent jurisdiction or United States federal or state governmental, regulatory or administrative agency or commission shall have issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the Merger and such order, decree, ruling or other action shall have become final and non-appealable, or (e) by Parent if the Support Agreements or comparable agreements in form reasonably acceptable to Parent shall, when aggregated with the Parent Owned Company Stock or any subsequently acquired shares of Company Stock acquired by Parent or its affiliates, fail to continue in full force and effect or to represent a majority of the voting power of the Company on a fully diluted basis assuming the exercise of all outstanding warrants and vested options and such failure shall not have been cured within fourteen (14) days of its receipt of written notice from Parent of such failure; provided, that the party seeking to terminate this Agreement pursuant to clause
(d) above shall have used all commercially reasonable efforts to remove such injunction, order or decree; and provided in the case of a termination pursuant to clause (a) above, that the terminating party shall not have breached in any material respect its obligations under this Agreement in any manner that shall have proximately contributed to the failure to consummate the Merger; and provided that no termination under clause (e) above shall be permitted after the vote on the Merger if the Company's shareholders approve the Merger.

      Section 10.3 Termination due to Breach. This Agreement may be terminated and the Merger may be abandoned: (a) by Parent, if there has been a breach of any material representation, warranty, covenant or agreement on the part of the Company set forth in this Agreement such that any of the conditions set forth in
Section 9.3 (a) would not be satisfied (a "Terminating Company Breach"); provided, however, that, if such Terminating Company Breach is curable by the Company through the exercise of its reasonable best efforts and for so long as the Company continues to exercise such reasonable best efforts (but in no event longer than thirty (30) days after Parent's notification of the

Company of the occurrence of such Terminating Company Breach), Parent may not terminate this Agreement under this subsection; or (b) by the Company, if there has been a breach of any material representation, warranty, covenant or agreement on the part of Parent or Sub set forth in this Agreement, such that any of the conditions set forth in Section 9.2 (a) would not be satisfied (a "Terminating Parent Breach"); provided, however, that, if such Terminating Parent Breach is curable by Parent or Sub through the exercise of its reasonable best efforts and for so long as Parent and Sub continue to exercise such reasonable best efforts, (but in no event longer than thirty (30) days after the Company's notification of Parent of the occurrence of such Terminating Parent Breach), the Company may not terminate this Agreement under this subsection.

     Section 10.4 Other Termination Rights. (a) This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, by action of the Board of Directors of Parent, if the Board of Directors of the Company shall have withdrawn or modified in a manner adverse to Parent its approval or recommendation of this Agreement or the Merger or shall have recommended an Alternative Proposal with respect to the Company to the Company's shareholders.

     (b) This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, by action of the Board of Directors of the Company, if the Company shall have received an Alternative Proposal which the Board of Directors of the Company believes is (i) superior from a financial point of view to the Merger and (ii) reasonably likely to be consummated and the Board of Directors of the Company after consultation with independent legal counsel, believes such action is required to comply with its fiduciary duties imposed by law.

     Section 10.5 Effect of Termination and Abandonment.  (a) In the event that
(i) any person shall have made an Alternative Proposal with respect to the Company and thereafter this Agreement is terminated by either party pursuant to
Section 10.2 (b) and within 12 months thereafter such Alternative Proposal with respect to the Company shall have been consummated, (ii) the Board of Directors of the Company shall have withdrawn or modified in a manner adverse to Parent its approval or recommendation to the Company's stockholders by reason of an Alternative Proposal with respect to the Company and Parent shall have terminated this Agreement pursuant to Section 10.4(a) and within 12 months thereafter any Alternative Proposal with respect to the Company shall have been consummated, (iii) the Board of Directors of the Company shall have recommended an Alternative Proposal with respect to the Company to the Company's stockholders and Parent shall have terminated this Agreement pursuant to Section 10.4(a) and within 12 months thereafter any Alternative Proposal with respect to the Company shall have been consummated, or (iv) the Company shall have terminated this Agreement pursuant to Section 10.4(b) and within 12 months thereafter any Alternative Proposal with respect to the Company shall have been consummated, then, in any such case, the Company shall in no event later than the date of consummation of such Alternative Proposal pay Parent a fee of Three Million and 00/100 Dollars ($3,000,000.00) (a "Termination Fee ), which amount shall be payable by wire transfer of same day funds. For purposes of clause (a) above, no Termination Fee shall be payable unless such Alternative Proposal is superior from a financial point of view to the Merger. The Company acknowledges that the agreements contained in this Section are an integral part of the transactions contemplated in this Agreement, and that, without these agreements, Parent and Sub would not enter into this Agreement. Accordingly, if the Company fails to promptly pay the amount due pursuant to this Section, and, in order to obtain such payment, Parent or Sub commences a suit which results in a judgment against the Company for the fee and expenses set forth in this Section, the Company shall pay to Parent its costs and expenses (including attorneys fees) in connection with such suit.

     (b) In the event of termination of this Agreement and the abandonment of the Merger pursuant to this Article X, all obligations of the parties hereto shall terminate, except the obligations of the parties pursuant to this Section,
Section 8.11 and Section 11.3 and except for the provisions of the Confidentiality Agreement referred to in Section 8.1 and the provisions of
Section 11.1. Moreover, in the event of termination of this Agreement pursuant to Section 10.2 (a) or Section 10.3, nothing herein shall prejudice the ability of the non-breaching party from seeking its costs and expenses and damages from any other party for any breach of this Agreement, including without limitation, attorneys' fees and the right to pursue any remedy at law or in equity.

                                  ARTICLE XI

                                 MISCELLANEOUS

      Section 11.1 Non-Survival of Representations, Warranties, Covenants and Agreements. All representations, warranties, covenants and agreements set forth in this Agreement shall terminate at the Effective Time or upon termination of this Agreement pursuant to Article X, as the case may be, except that the agreements set forth in Articles I, II and III and Sections 8.4, 8.5, 8.7, 8.10 and Article XI shall survive the Effective Time and those set forth in or referred to in Section 10.5 shall survive termination. All covenants and agreements set forth in this Agreement shall survive in accordance with their terms.

      Section 11.2 Notices. All notices or other communications under this Agreement shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by cable, telegram, telex or other standard form of telecommunications, or by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

If to the Company:
                  Christopher R. Pook
                  Chief Executive Officer
                  Grand Prix Association of Long Beach, Inc.
                  3000 Pacific Avenue
                  Long Beach, CA  90806

With a copy to:   Barry L. Dastin, Esquire
                  Kaye, Scholer, Fierman, Hays & Handler, L.L.P.
                  1999 Avenue of the Stars, Suite 1600

                      Los Angeles, CA  90067-6048

If to Parent or Sub:  Denis McGlynn
                      President & Chief Executive Officer
                      Dover Downs Entertainment, Inc.
                      1131 N. DuPont Highway
                      Dover, DE  19901

With a copy to:       Klaus M. Belohoubek, Esquire
                      Dover Downs Entertainment, Inc.
                      2200 Concord Pike
                      Wilmington, DE  19803

or to such other address as any party may have furnished to the other parties in writing in accordance with this Section.

      Section 11.3 Fees and Expenses. Whether or not the Merger is consummated, except as provided in Section 10.4 and Section 8.2, all costs and expenses, including legal and accounting fees, incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such expenses, whether or not the Merger is consummated except as expressly provided herein and except that the expenses of printing and mailing the Form S-4 and the Proxy Statement/Prospectus, shall be shared equally by the Company and Parent.

      Section 11.4 Publicity. So long as this Agreement is in effect, Parent, Sub and the Company agree to consult with each other in issuing any press release or otherwise making any public statement with respect to the transactions contemplated by this Agreement, and none of them shall issue any press release or make any public statement prior to such consultation, except as may be required by law or by obligations pursuant to any listing agreement with NASDAQ or any national securities exchange.

      Section 11.5 Specific Performance. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

      Section 11.6 Assignment; Binding Effect. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Notwithstanding anything contained in this Agreement to the contrary, except as provided in Section 8.5 and 8.10 nothing in this Agreement, expressed or implied, including without limitation the provisions of Section 8.4, is intended to nor shall it confer on any person other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

      Section 11.7 Entire Agreement. This Agreement, the Exhibits, the Company Disclosure Schedule, the Parent Disclosure Schedule, the Confidentiality Agreement dated October 24, 1997, between the Company and Parent and any documents delivered by the parties in connection herewith and therewith constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings among the parties with respect thereto. No addition to or modification of any provision of this Agreement shall be binding upon any party hereto unless made in writing and signed by all parties hereto.

      Section 11.8 Amendment. This Agreement may be amended by the parties hereto, by action taken by their respective Boards of Directors, at any time before or after approval of matters presented in connection with the Mergers by the shareholders of the Company and Parent, but after any such shareholder approval, no amendment shall be made which by law requires the further approval of shareholders without obtaining such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

      Section 11.9 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to its rules of conflict of laws.

      EACH OF THE PARTIES HERETO (I) CONSENTS TO SUBMIT ITSELF TO THE PERSONAL JURISDICTION OF ANY FEDERAL COURT LOCATED IN THE STATE OF DELAWARE OR ANY DELAWARE STATE COURT IN THE EVENT ANY DISPUTE ARISES OUT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, (II) AGREES THAT IT SHALL NOT ATTEMPT TO DENY OR DEFEAT SUCH PERSONAL JURISDICTION BY MOTION OR OTHER REQUEST FOR LEAVE FROM ANY SUCH COURT, AND (III) AGREES THAT IT SHALL NOT BRING ANY ACTION RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT IN ANY COURT OTHER THAN A FEDERAL COURT SITTING IN THE STATE OF DELAWARE OR A DELAWARE STATE COURT.

      Section 11.10 Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but any such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all of the parties hereto.

      Section 11.11 Headings and Table of Contents. Headings of the Articles and Sections of this Agreement and the Table of Contents are for the convenience of the parties only, and shall be given no substantive or interpretive effect whatsoever.

      Section 11.12 Interpretation. In this Agreement, unless the context otherwise requires, words describing the singular number shall include the plural and vice versa, and words denoting any gender shall include all genders and words denoting natural persons shall include corporations and partnerships and vice versa.

      Section 11.13 Waivers. At any time prior to the Effective Time, the parties hereto, by or pursuant to action taken by their respective Boards of Directors, may (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies by the other party in the representations and warranties contained herein or in any documents delivered pursuant hereto and (iii) waive compliance by the other party with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid if set forth in an instrument in writing signed on behalf of such party. Except as provided in this Agreement, no action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained in this Agreement. The waiver by any party hereto of a breach of any provision hereunder shall not operate or be construed as a waiver of any prior or subsequent breach of the same or any other provision hereunder.

      Section 11.14 Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

      Section 11.15 Subsidiaries. As used in this Agreement, the word "subsidiary" when used with respect to any party means any corporation or other organization, whether incorporated or unincorporated, of which such party directly or indirectly owns or controls at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization, or any organization of which such party is a general partner.

      IN WITNESS WHEREOF, Parent, Sub and the Company have caused this Agreement to be signed by their respective officers thereunder duly authorized all as of the date first written above.

                              Dover Downs Entertainment, Inc.


                              By:   /s/ Denis McGlynn
                                 -----------------------
                              Name: Denis McGlynn
                              Title: President

                              FOG Acquisition Corporation



                              By:  /s/ Denis McGlynn
                                  --------------------------------------
                              Name: Denis McGlynn
                              Title: President


                              Grand Prix Association of Long Beach, Inc.


                              By:  /s/ Christopher R. Pook
                                  --------------------------------------
                              Name: Christopher R. Pook
                              Title: Chief Executive Officer